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                         PALM VALLEY OPERATING AGREEMENT

                                      1985
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                          CHAMBERS McNAB TULLY & WILSON
                                   Solicitors
                                 12 Creek Street
                                    BRISBANE



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                         PALM VALLEY OPERATING AGREEMENT


                                TABLE OF CONTENTS


Clause                              Heading                                 Page

   1.          DEFINITIONS:  INTERPRETATION                                   3

               1.1      Definitions                                           3
               1.2      Interpretation                                        7
               1.3      Headings                                              7

   2.          APPLICATION AND OBJECTS OF AGREEMENT                           7

               2.1      Operating Agreement                                   7
               2.2      Joint Venture of Parties                              7
               2.3      Duration of Joint Venture                             7
               2.4      Covenants by the Parties                              8

   3.          OWNERSHIP OF CONCESSION AND OTHER INTERESTS                    8

               3.1      Ownership on Application of Agreement                 8
               3.2      Ownership Following Transfers                         8
               3.3      Liability for Royalties and CLC Agreement             8

   4.          OWNERSHIP OF PRODUCTION                                        9

               4.1      Ownership                                             9
               4.2      The First Pacific Entitlement                         9
               4.3      The Second Pacific Entitlement                        9

   5.          OPERATOR                                                       9

               5.1      Initial Operator                                      9
               5.2      Removal of Operator for Cause                         9
               5.3      Removal of Operator by Vote                          10
               5.4      Resignation of Operator                              10
               5.5      Appointment of New Operator                          10
               5.6      Transfer of Property on Change of Operator           11
               5.7      Audit on Change of Operator                          11

   6.          GENERAL DUTIES OF OPERATOR                                    11

               6.1      Operator to Have Charge                              11
               6.2      Competitive Contracts:  Use of Own Equipment         11
               6.3      Contracts with Affiliates                            11
               6.4      Various Duties of Operator                           12
               6.5      Handling of Claims                                   13
               6.6      Preparation of Reports                               13
               6.7      Standard of Care                                     13
               6.8      Indemnification of Operator                          13



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Clause                              Heading                                 Page

   7.          NON-OPERATORS RIGHTS TO ACCESS AND INFORMATION                13

               7.1      General Right to Access and Information              13
               7.2      Right of Access                                      14
               7.3      Information from Surveys                             14
               7.4      Notices as to Well Drilling                          14
               7.5      Operator's Duties during Exploratory Drilling        15
               7.6      Information During Drilling                          15
               7.7      Information After Completion of Drilling             16
               7.8      Periodic Reports                                     16
               7.9      Copies of Reports to Government                      17
               7.10     Non-Operator in Default                              17

   8.          THE OPERATING COMMITTEE                                       17

               8.1      Establishment of Operating Committee                 17
               8.2      Notification of Representatives                      17
               8.3      Powers of Operating Committee                        18
               8.4      Any Party May Submit Matters                         18

   9.          MEETINGS AND VOTING OF OPERATING COMMITTEE                    18

               9.1      Times and Agenda for Meetings                        18
               9.2      When No Notice Necessary                             18
               9.3      Minutes of Meeting                                   19
               9.4      Place for Meetings                                   19
               9.5      Advisers May Attend                                  19
               9.6      Rules Relating to Voting                             19
               9.7      Votes for Committee Decisions                        19
               9.8      Other Forms of Voting                                20
               9.9      Decisions Binding on All Parties                     20
               9.10     Quorum for Meetings                                  20
               9.11     Rules for Meetings                                   21

  10.          PROGRAMMES AND BUDGETS                                        21

               10.1     Operator to Prepare Programmes and Budgets           21
               10.2     Times for Submission                                 21
               10.3     Contents of Programmes and Budgets                   21
               10.4     Approval of Programmes and Budgets                   21
               10.5     Operator to Act in Absence of Approval               23
               10.6     Notice of Excess Expenditures                        23
               10.7     Approved Programme to Continue Unless Modified       23

  11.          CHARGING OF COSTS                                             24

               11.1     Authorised Costs and Expenses                        24
               11.2     Maintenance of Joint Account                         24
               11.3     Liability of Parties                                 24
               11.4     Treatment of Any Subsidy or Contribution             24



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Clause                              Heading                                 Page

  12.          CONTRIBUTIONS BY THE PARTIES                                  24

               12.1     Payment by Operator and Reimbursement                24
               12.2     Call by Operator                                     24
               12.3     Adjustment                                           25
               12.4     Defaulting Party Liable for Interest                 26
               12.5     Banking and Investment of Funds                      26

  13.          INSURANCE                                                     26

               13.1     Operator to Maintain Insurance                       26
               13.2     Advice to Non-Operators of Current Insurance         27
               13.3     Party's Right to Increase Insurance                  27
               13.4     Cost of Insurance to Joint Account                   27

14.            INDEPENDENT OPERATIONS
               GEOLOGICAL AND GEOPHYSICAL SURVEYS                            27

               14.1     Application of Part                                  27
               14.2     Notice of Operations                                 28
               14.3     Consent by Other Parties                             28
               14.4     Operator for Independent Operations                  28
               14.5     Non-Consenting Party                                 28
               14.6     Right to Information on Well Drilling                28
               14.7     Right to Information in Other Cases                  29

15.            INDEPENDENT OPERATIONS
               DRILLING OF WELLS                                             29

               15.1     Application of Part                                  29
               15.2     Definition of Terms                                  29
               15.3     Notice of Drilling                                   30
               15.4     Notice of Participation                              30
               15.5     Unanimous Participation                              30
               15.6     Non-Desiring Party                                   30
               15.7     Operator for Independent Drilling                    30
               15.8     Time for Commencement                                31
               15.9     Obligation of Desiring Parties                       31
               15.10    Conformity to Spacing Patterns                       31
               15.11    Penalties Payable by Non-Desiring Parties            32
               15.12    Further Work on Wells                                33

  16.          DISPOSITION OF PRODUCTION                                     34

               16.1     Separate Ownership of Petroleum                      34
               16.2     Right to Separate Facilities                         34
               16.3     Underlifting Procedure                               34
               16.4     Payments Direct to Each Party                        35
               16.5     Extra Expenditure                                    35



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Clause                              Heading                                 Page

  17.          DEFAULTS IN PAYMENT                                           35

               17.1A    Notice of Default                                    35
               17.1B    Payment by Operator                                  35
               17.2     Defaulting Party May Be Sued                         36
               17.3     Non-Defaulting Parties to Contribute                 36
               17.4     Rights of Contributing Parties                       36
               17.5     Cross Charge                                         36
               17.6     Suspension of Rights of Defaulting Party             37
               17.7     Default of Operator in Payment                       37
               17.8     Application of Defaulting Party's Funds              37
               17.9     Option to Purchase Defaulting Party's Interest       37

  18.          WITHDRAWAL                                                    39

               18.1     Any Party May Withdraw                               39
               18.2     Notice of Withdrawal                                 40
               18.3     Other Parties May Accept Assignment                  40
               18.4     Prompt Execution of Documents                        40
               18.5     Withdrawing Party's Obligations                      40
               18.6     Costs of Assignment                                  41
               18.7     Assignment to All Parties                            41

  19.          ASSIGNMENT - MORTGAGES                                        41

               19.1     Right to Assign                                      41
               19.2     Assumption by Assignee                               41
               19.3     Assignment to a Crown Corporation                    42
               19.3A    Consequences of Assignment                           42
               19.4     Charge of Working Interest                           42

  20.          AUSTRALIANISATION                                             44

               20.1     Australianisation                                    44

  21.          RELEASE OF INFORMATION                                        44

               21.1     Information Confidential Subject to Exceptions       44
               21.2     Disclosure to Listed Companies                       45
               21.3     Copy Notice to Other Parties                         45
               21.4     Joint Announcements                                  45

  22.          RELATIONSHIP OF PARTIES                                       45

               22.1     Rights and Obligations Several                       45
               22.2     No Joint Liability                                   45

  23.          FORCE MAJEURE                                                 46

               23.1     Obligations Suspended by Force Majeure               46
               23.2     Certain Actions Not Required                         46
               23.3     Meaning of Force Majeure                             46



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Clause                              Heading                                 Page

  24.          LAWS AND REGULATIONS                                          46

               24.1     Subject to Minister's Consent                        46
               24.2     Subject to Applicable Laws                           46
               24.3     Proper Law                                           46
               24.4     Submission to Jurisdiction                           47

  25.          ABORIGINAL LANDS                                              47

               25.1     Aboriginal Lands                                     47

  26.          DEALINGS WITH THE GOVERNMENT AND LAND COUNCIL                 47

               26.1     Dealings by Concession Holder                        47
               26.2     Consultation with Operator                           47
               26.3     Operator May Attend Meetings                         47

  27.          NOTICES                                                       48

               27.1     Addresses for Notices                                48
               27.2     How Notices Given                                    49
               27.3     Australian Representative and Address                49

  28.          GENERAL                                                       49

               28.1     Remedies Not Exclusive                               49
               28.2     Mutual Indemnity                                     49
               28.3     Limited Invalidity                                   49
               28.4     Waiver                                               49
               28.5     How Monies Paid                                      50
               28.6     Successors Bound                                     50
               28.7     Further Assurance                                    50
               28.8     Entire Agreement                                     50
               28.9     Amendment                                            50
               28.10    No Partition                                         50
               28.11    Counterparts                                         50

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                        THE FIRST SCHEDULE

                        The Working Interests of the Parties

                        ANNEXURE "A"

                        Accounting Procedure

                        ANNEXURE "B"

                        Clause 17 Cross Charge

                        ANNEXURE "C"

                        Form of Priority Deed



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                         PALM VALLEY OPERATING AGREEMENT


THIS AGREEMENT made the 2nd day of April l985 between

MAGELLAN PETROLEUM (NT) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan") of the First Part

C.D. RESOURCES PTY. LTD. a Company incorporated in the State of South Australia and having its registered office in the Northern Territory at C/- Coopers & Lybrand, Civic Centre, Harry Chan Avenue, Darwin (hereinafter called "CDR") of the Second Part

FARMOUT DRILLERS NL a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wilson Bishop Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Farmout") of the Third Part

CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., First Floor, 19 The Mall, Darwin (hereinafter called "Canso") of the Fourth Part

INTERNATIONAL OIL PROPRIETARY an unlimited Company incorporated in the State of Victoria and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "International") of the Fifth Part

PANCONTINENTAL PETROLEUM LIMITED a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., 19 The Mall, Darwin (hereinafter called "Pancontinental") of the Sixth Part

IEDC AUSTRALIA PTY. LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- W. & B. Pty. LTD., First Floor, The Vic, Lot 2310 Smith Street, Darwin (hereinafter called "IEDC") of the Seventh Part

and

AMADEUS OIL NL a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Amadeus") of the Eighth Part

W H E R E A S:

A. On the 9th November, 1982 Petroleum Lease No. 3 (hereinafter called "the Petroleum Lease") in respect of the area of land more fully described therein (hereinafter called "the Lease Area") containing the Palm Valley gas field was duly granted to Magellan pursuant to the provisions of the Petroleum (Prospecting and Mining) Act 1954-82.

B. On the 21st December, 1982 Magellan transferred to Farmout and CDR certain interests in the Petroleum Lease pursuant to its obligations in respect thereof.

C. The whole of the Lease Area is part of lands vested in Aboriginal Land Trusts pursuant to the Aboriginal Land Rights (Northern Territory) Act 1976. In consequence thereof Magellan, Farmout and CDR on the 9th November, 1982 executed an Agreement with the Central Land Council (hereinafter called "the CLC Agreement") which was the Agreement which, pursuant to Section 43(2) of the said Act, was a pre-requisite to the grant of the Petroleum Lease.

D. On the 11th November, 1981 Magellan, Farmout and CDR in anticipation of the grant of the Petroleum Lease entered into an Agreement with the Northern Territory Electricity Commission (hereinafter called "the NTEC (Alice Springs) Sales Agreement") for the sale to the Northern Territory Electricity Commission of their respective shares of gas from the Palm Valley gas field.

E. On the 24th December, 1982 Magellan transferred to Canso a portion of its interest in the Petroleum Lease and in the NTEC (Alice Springs) Sales Agreement.

F. On the 13th day of July, 1983 Canso transferred to International Pancontinental IEDC and Amadeus respectively portions of its interest in the Petroleum Lease and in the NTEC (Alice Springs) Sales Agreement.

G. Pursuant to an Agreement dated the 29th June, 1972 made by Magellan and Farmout with Pacific Lighting Gas Development Company (hereinafter called "Pacific") as amended by an Agreement dated 17th July, 1984 (which Agreements are hereinafter called "the First Pacific Entitlement Agreements") Pacific is entitled to receive from certain of the proceeds of production from the Palm Valley gas field the repayment of loan moneys and the payment of interest in the manner set out therein. The entitlement of Pacific pursuant to the First Pacific Entitlement Agreements is hereinafter called "the First Pacific Entitlement".

H. Pursuant to an Agreement dated the 20th March, 1973 made by Freeport of Australia, Incorporated (a predecessor in title of CDR) with Pacific as amended by an Agreement made by CDR with Pacific dated the ____________ 1984 (which Agreements are hereinafter called "the Second Pacific Entitlement Agreements) Pacific is entitled to receive from certain of the proceeds of production from the Palm Valley gas field the repayment of loan moneys and the payment of interest in the manner set out therein. The entitlement of Pacific pursuant to the Second Pacific Entitlement Agreements is hereinafter called "the Second Pacific Entitlement".

I. Set forth in Part A of the First Schedule are the percentage interests to which the Parties are presently entitled in the Concession and the Joint Facilities as hereinafter defined. Set forth in Part B of the First Schedule are the royalties to which holders of the Petroleum Lease are subject.

J. The Parties have hitherto held their interests in the Concession and the Joint Facilities subject to an Operating Agreement between Magellan, Farmout and Freeport of Australia, Incorporated dated the Twenty-fourth day of August, 1965 and the Parties have agreed that this Operating Agreement shall replace the said earlier Operating Agreement and that their said interests in the Concession and the Joint Facilities shall henceforward be held subject to this Operating Agreement.

NOW THEREFORE THE PARTIES AGREE as follows:-

1.       DEFINITIONS:  INTERPRETATION

1.1 Definitions. The following terms used in this Agreement have the following meanings assigned to them:-

         (i) "Accounting Procedure" shall mean the Accounting Procedure which is annexed hereto marked "A".

         (ii) "Affiliate" in relation to a corporation shall mean a corporation which is related to that corporation within the meaning of the Companies Act as in force at the date hereof of the Northern Territory of Australia.

         (iii) "Agreement" shall mean this Operating Agreement, its annexures and its schedules as any of the same may from time to time be amended.

         (iv) "CLC Agreement" shall mean the Agreement referred to in Recital C hereof as the same may from time to time be amended.

         (v) "Concession" shall mean the Petroleum Lease and the Lease Area and shall include all permits leases or other instruments conferring rights to the exploration for or production of Petroleum from the Lease Area or any extensions or renewals therefor or any such instruments issued in substitution therefor which may from time to time be granted pursuant to the Petroleum Act or otherwise to the extent that such permits leases or other instruments are in respect of the Lease Area or any part thereof.

         (vi) "Concession Year" shall mean a year which commences on the date or the anniversary date of the commencement of the Concession, or such other date as the Operating Committee may determine.

         (vii) "Default Interest Rate" shall mean the rate of interest five per cent (5%) in excess of the rate from time to time charged by the Operator's principal bankers in Australia from time to time on overdrafts below ONE HUNDRED THOUSAND DOLLARS ($100,000.00) as certified by the manager of the Bank at which the Operator's principal account is maintained, or such other rate as the Operating Committee may determine by the unanimous vote of representatives of the Parties present and entitled to vote.

         (viii) "Delivery Point" shall mean the point or points determined by the Operating Committee from time to time as the point or points at which the Parties shall take delivery of their respective shares of Petroleum produced from the Concession being a point or points within the Concession or not more than 5 kilometres from the external boundaries of the Concession.

         (ix) "First Pacific Entitlement" shall mean the entitlement which is described in Recital G hereof.

         (x) "Joint Account" shall mean the account and records maintained by the Operator to cover and record the expenditure and other accounting transactions of the Joint Venture (including receipts and debits for Work) and "for the Joint Account" shall mean for the benefit, interest, ownership, risk, cost, expense and obligation of the Parties in proportion to their respective Working Interests.

         (xi) "Joint Venture" shall mean the Joint Venture governed by this Agreement.

         (xii)    "Joint Venture Documents' shall mean:

                  (a)      the Concession;
                  (b)      this Operating Agreement;
                  (c) any Deeds of Cross Charge executed pursuant to Clause 17 hereof;
                  (d)      the CLC Agreement;

                  (e) the royalty Agreements in respect of the Concession, namely: -

                           A. the Royalty Agreement dated the 28th day of September, 1984 made with the Minister for Mines and Energy;
                           B. the Royalty in favour of M.M. & E.A. Hembdt for a 1.5625% royalty pursuant to an Overriding Royalty Deed dated the 28th day of December, 1961;
                           C. the Royalty in favour of Jarl Pty. Ltd. for a 3.25% royalty pursuant to an Overriding Royalty Deed dated the 25th day of September, 1964;
                           D. a 1.5% Royalty in favour of the Central Land Council pursuant to the CLC Agreement;

                  (f) the First Pacific Entitlement Agreements namely the Agreement dated 29th June 1972 made by Magellan and Farmout with Pacific Lighting Gas Development Company and the amending Agreement dated 17th July 1984;
                  (g) the Second Pacific Entitlement Agreements namely the Agreement dated 20th March 1973 made by Freeport of Australia, Incorporated and Pacific Lighting Gas Development Company and the amending Agreement dated 1984;
                  (h)      any Deed of Assumption  executed  pursuant  to Clause
                           19.2 hereof;
                  (i) any other document unanimously agreed by the Operating Committee to be a Joint Venture Document;

                  For the purposes of Clause 19 hereof only the Joint Venture Documents shall also include the NTEC (Alice Springs) Sales Agreement and any other Agreement for the sale by a Party of its share of any Petroleum produced from the Concession.

                  Copies of the Joint Venture Documents numbered (a) to (g) of this paragraph and the NTEC (Alice Springs) Sales Agreement are exhibited hereto and marked "X".

         (xiii) "Joint Facilities" shall mean all equipment, machinery, plant and other facilities and all other property real or personal (including contractual rights) now or hereafter held or acquired by or on behalf of the Parties for the Joint Account. Notwithstanding the foregoing, Joint Facilities shall not include the Concession the NTEC (Alice Springs) Sales Agreement or any other agreement for the sale of Petroleum produced from the Concession.

         (xiv) "Lease Area" shall mean the area for the time being the subject of the Concession.

         (xv) "Non-Operator" shall mean any Party excluding the Operator in its capacity as Operator but including the Operator in its capacity as the holder of a Working Interest.

         (xvi) "The NTEC (Alice Springs) Sales Agreement" shall mean the Sales Agreement referred to in Recital D hereof as the same may from time to time be amended.

         (xvii) "Operator" shall mean the Party from time to time appointed as such under this Agreement.

         (xviii) "Operating Committee" shall mean the Operating Committee established under this Agreement.

         (xix) "Parties" means the Parties hereto and their respective successors and assigns which become bound by the terms of this Agreement.

         (xx) "Petroleum" shall mean naturally occurring hydrocarbons in a free state whether gaseous liquid or solid but does not include coal, shale or a substance which may be extracted from coal, shale or other rock by the application of heat or by a chemical process.

         (xxi) "Petroleum Act" shall mean the Petroleum (Prospecting and Mining) Act l954-1982 of the Northern Territory of Australia and any regulations or rules made thereunder and any statutory amendment or replacement thereof.

         (xxii) "Petroleum Lease" shall mean the Petroleum Lease referred to in Recital A hereof and includes any renewals or extensions thereof.

         (xxiii) "Second Pacific Entitlement" shall mean the entitlement which is described in Recital H hereof.

         (xxiv) "Sole Risk Operator" shall mean the Sole Risk Operator appointed under Clauses 14.4 or 15.7 hereof.

         (xxv) "Work" shall mean all exploration, development, processing, reporting, analysing, studying or any other operations or actions of whatsoever kind which are appropriate to the exploration of the Concession, the assessing of the Petroleum content of the Concession, the investigation of the feasibility of carrying out Petroleum production operations on the Concession and the carrying out of Petroleum production operations on the Concession and all other undertakings activities and operations whatsoever undertaken under this Agreement for the Joint Account.

         (xxvi) "Working Interest" shall mean a Non-Operator's interest from time to time as tenant-in-common in the Concession and in the Joint Facilities and its rights and obligations under this Agreement and the other Joint Venture Documents.

1.2      Interpretation.   In  this  Agreement,   unless  the  context  requires
otherwise:-

         (i)      monetary references are references to Australian currency;

         (ii) words importing the singular include the plural and vice versa and any word or expression defined in the singular shall have the corresponding meaning if used in the plural and vice versa;

         (iii)    reference to a person includes a corporation and vice versa.

1.3 Headings. The headings to any clauses or sub-clauses do not affect the interpretation thereof.

2.       APPLICATION AND OBJECTS OF AGREEMENT

2.1 OPERATING AGREEMENT The Parties hereby agree that this Agreement is the Operating Agreement which will apply to the Joint Venture as from the date hereof in substitution for the Operating Agreement referred to in Recital J.

2.2 JOINT VENTURE OF PARTIES Pursuant to this Agreement the Parties are associated in an unincorporated Joint Venture (not being a partnership) to:-

         (i) produce and treat Petroleum from the Concession in sufficient quantities to enable the Parties to satisfy their respective obligations pursuant to the NTEC (Alice Springs) Sales Agreement and pursuant to any other agreements for the sale of such Petroleum;

         (ii)     deliver such Petroleum  to the Parties at  the Delivery Point;
                  and

         (iii) explore for and/or to develop further reserves of Petroleum from the Concession; and

         (iv) maintain apply for and renew all appropriate titles necessary or desirable for the purposes of Work under this Agreement.

2.3 DURATION OF JOINT VENTURE The Joint Venture shall continue until the Parties cease to hold the Concession or any part thereof (and the Parties have unanimously agreed not to renew the Concession) or until one Party only remains as the sole holder of the Concession whichever shall first occur and thereafter until there has been a final accounting between the Parties.

2.4 COVENANTS BY THE PARTIES Each of the Parties covenant with each of the other Parties as follows:-

         (a)      to do all things on its part necessary to ensure that: -
                  (i) the obligations under the Concession are diligently observed and performed;
                  (ii) the Concession is kept in good standing and the Joint Facilities in a safe and operable condition;
                  (iii) sufficient Petroleum is produced from the Concession to enable the Parties to meet their respective obligations for the sale of their respective shares thereof;
                  (iv) the Concession and all other titles necessary for Work are duly renewed unless the Parties shall unanimously agree otherwise;
         (b) to be just and faithful to each other Party in all things relating to this Agreement and except as provided hereunder not to undertake any action as a Party to this Agreement which might cause detriment to any other Party;
         (c) not to engage (either alone or in association with others) in any activity in relation to the Concession or the Joint Facilities other than in accordance with this Agreement.

3.       OWNERSHIP OF CONCESSION AND OTHER INTERESTS

3.1 OWNERSHIP ON APPLICATION OF AGREEMENT The Concession the Joint Facilities and the benefit of Work shall as at the commencement of application (pursuant to Clause 2.1 hereof) of this Operating Agreement belong to and be owned by the Parties as tenants-in-common in the respective percentages set forth in the First Schedule hereto.

3.2 OWNERSHIP FOLLOWING TRANSFERS From and after the commencement of this Operating Agreement the Concession the Joint Facilities and the benefit of all Work shall continue to be owned by the Parties as aforesaid subject to such transfers or other changes in Working Interest as may from time to time be made pursuant to the provisions of this Operating Agreement.

3.3 LIABILITY FOR ROYALTIES AND CLC AGREEMENT The Parties shall have the obligation to, and shall, bear and pay or otherwise satisfy in proportion to their respective Working Interests the royalties described in the Joint Venture Documents exhibited hereto and marked "X" (being pursuant to the royalty agreements referred to in paragraph (e) of the definition of Joint Venture Documents in Clause 1.l(xi) hereof) and in like proportions shall satisfy their other obligations pursuant to the CLC Agreement.

4.       OWNERSHIP OF PRODUCTION

4.1 OWNERSHIP All Petroleum produced for the Joint Account from the Concession and delivered to the Parties in accordance with Clause 16 hereof shall belong separately to the Parties in proportion to their respective Working Interests from time to time.

4.2 THE FIRST PACIFIC ENTITLEMENT Out of the proceeds of sale of their respective shares of Petroleum produced from the Concession, Magellan, Farmout, Canso, International, Pancontinental, IEDC and Amadeus or their respective assigns shall pay and discharge the First Pacific Entitlement in accordance with the requirements of the First Pacific Entitlement Agreements in the proportions in which each such Party's Working Interest bears to the aggregate of their Working Interests until such time as the First Pacific Entitlement is fully discharged.

4.3 THE SECOND PACIFIC ENTITLEMENT Out of the proceeds of sale of its share of Petroleum produced from the Concession, CDR or its assigns shall pay and discharge the Second Pacific Entitlement in accordance with the requirements of the Second Pacific Entitlement Agreements until such time as the Second Pacific Entitlement is fully discharged.

5.       OPERATOR

5.1 INITIAL OPERATOR The Operator at the date of commencement of this Operating Agreement is Magellan.

5.2      REMOVAL OF OPERATOR FOR CAUSE

         (i) The Operator shall be removed immediately and another Operator appointed pursuant to Clause 5.5 in any of the following circumstances:

                  (a) If the Operator passes a resolution that it be wound up or commits or suffers any act of bankruptcy or insolvency, or enters into a scheme of arrangement with its creditors or any class thereof, or goes into liquidation (other than for the purpose of reconstruction previously approved by the Operating Committee) or has a receiver appointed of the whole or any part of its undertaking or assets;
                  (b) If the Operator assigns or purports or attempts to assign its powers and responsibilities as Operator hereunder.

         (ii) The Operator may be removed by a simple majority vote of the Operating Committee and another Operator appointed pursuant to Clause 5.5, in any one of the following circumstances:

                  (a) If the Operator in its capacity as a Non-Operator ceases to hold at least a ten percent (10%) Working Interest;
                  (b) If the Operator in its capacity as Operator or Non-Operator defaults in its duties or obligations or any of them hereunder and does not as soon as reasonably practicable and in any event within thirty
                           (30) days commence and diligently proceed to rectify the default after written notice signed by Parties whose Working Interests aggregate more than fifty percent (50%) of the total Working Interests of the Parties other than the Operator, specifying the default and requiring the Operator to remedy the same.

5.3 REMOVAL OF OPERATOR BY VOTE The Operator shall be removed upon a vote of the Operating Committee for the removal of the Operator passed by the affirmative vote of representatives of Parties whose Working Interests aggregate not less than sixty-five percent (65%) of the total of all Working Interests. Following such replacement another Operator shall be appointed pursuant to Clause 5.5 hereof.

5.4 RESIGNATION OF OPERATOR The Operator may resign as Operator on giving each of the Non-Operators at least six (6) months (or such lesser period as the Operating Committee may determine) notice of its intention to do so.

5.5      APPOINTMENT OF NEW OPERATOR

         (i) If an Operator resigns or is removed, a Party holding a Working Interest of at least ten percent (l0%) (or such lesser percentage as the Operating Committee shall unanimously determine) shall be appointed Operator by a simple majority vote of the Operating Committee in accordance with Clause 9.7(1) hereof.
         (ii) No Party shall be appointed Operator hereunder unless it has given its written consent to the appointment.
         (iii) No provision of this Article shall be construed to re-appoint as next-succeeding Operator an Operator who has been removed under Clause 5.2 except with the unanimous approval of the Parties.
         (iv) Except as provided in subclause (i) of Clause 5.2 (in which case the Operator shall be removed immediately), every removal of Operator shall take effect at eight (8:00) o'clock a.m. on the first (1) day of the calendar month following the expiration of any period of notice effecting a change of
                  Operator,   or  otherwise  as   determined  by  the  Operating
                  Committee.

5.6 TRANSFER OF PROPERTY ON CHANGE OF OPERATOR At the effective date of the resignation or replacement of an Operator as hereinbefore provided, the Operator being replaced ("the Retiring Operator") shall subject to the provisions of Clause 15.7 hereof deliver to the successor Operator possession of the Concession the Joint Facilities and all Work being conducted by the Operator and all funds held for the Joint Account, together with all production, if any, which has not previously been delivered in kind, and the books of account and records kept for the Joint Account and all documents, agreements and other papers relating to Work. The Retiring Operator shall, to the full extent to which it is able so to do, assign to the New Operator all contracts entered into by the Retiring Operator for the Joint Account. Upon delivery of the said property, books and records, the Retiring Operator shall be released and discharged as Operator except in respect of its liability for any antecedent breach of this Agreement.

5.7 AUDIT ON CHANGE OF OPERATOR Upon every change of Operator and by not later than sixty (60) days after the new Operator commences to act as Operator the Parties shall cause an audit to be made up to the date of commencement of the new Operator of the books of account and records kept for the Joint Account. The cost of the audit shall be charged to the Joint Account.

6.       GENERAL DUTIES OF OPERATOR

6.1 OPERATOR TO HAVE CHARGE Subject to the terms of this Agreement and to the directions and control of the Operating Committee the Operator shall conduct Work on behalf of the Parties in accordance with programmes and budgets approved by the Operating Committee. The Operator shall have the custody charge management and control of Work, including the right to acquire for the Joint Account all properties, both real and personal, required for such purposes and when acquired such items shall be included in the Joint Facilities. In carrying out Work, the Operator shall act for and on behalf of the Parties in the capacity of an independent contractor and shall have no authority to and shall not represent itself as being the agent of any Party except with the prior authority of the Operating Committee.

6.2 COMPETITIVE CONTRACTS: USE OF OWN EQUIPMENT Unless the Operating Committee shall otherwise determine, all Work shall be carried out under competitive contract unless carried out by the Operator itself. The Operator may employ its or a Party's own tools and equipment in the conduct of Work but in such event the charge therefor shall be on competitive contract basis. Such tools and equipment shall be provided under such terms and conditions as are customary and usual in contracts with independent contractors with similar equipment doing work of a similar nature in similiar circumstances.

6.3 CONTRACTS WITH AFFILIATES Any contract entered into by the Operator with either an Affiliate of the Operator or a party or an Affiliate of a Party must be approved by the Operating Committee.

6.4 VARIOUS DUTIES OF OPERATOR Subject to the direction and control of the Operating Committee, the Operator shall, except as herein elsewhere specifically provided; for the Joint Account do all things necessary for the purpose of implementing programmes and budgets approved by the Operating Committee including but not limited to:-

         (a) pay when due all costs and expenses authorised and chargeable hereunder and all fixed payments, charges, levies, expenses and other payments required by law or incurred or arising out of Work and keep the Concession and the Joint Facilities free from liens and encumbrances in respect thereof created by or likely to be created by actions of the Operator while acting as such;

         (b) promptly commence and diligently prosecute all Work and make all payments necessary to keep the Concession and the Joint Facilities free from forfeiture or cancellation under the Petroleum Act or otherwise;

         (c) do all other acts and things necessary or advisable in the Operator's judgment to comply with the terms and conditions of the Concession in order to protect it from default and forfeiture;

         (d) provide, hire, direct and discharge all contractors, consultants, staff and employees and furnish all materials, supplies and equipment for Work, all the staff and employees to be and remain the separate staff and employees of the Operator and to be carried on its payroll and subject to its sole direction;

         (e) comply with all applicable laws and regulations of any governmental authority having jurisdiction concerning the Concession and with the terms of the CLC Agreement insofar as it relates to the duties of Operator hereunder;

         (f) keep an accurate record of all Work including a log of all wells drilled hereunder and accurate and itemised records of all Petroleum produced from the Concession;

         (g) keep the Joint Facilities in a safe and operable condition or some better condition approved by the Operating Committee; and

         (h) maintain the insurances to be taken out by the Operator in accordance with this Agreement.

6.5 HANDLING OF CLAIMS Any claim or suit arising out of Work or touching the subject matter of this Agreement (other than a claim or suit between the Parties inter se) for any amount shall be promptly reported to the Parties by the Operator. Any and all such claims and suits may be compromised and settled or shall be defended by the Operator provided however that the Operator shall not pay or agree to pay more than the equivalent of $25,000.00 in the settlement of any claim or suit without first obtaining the approval of the Operating Committee. For those claims and suits for an amount in excess of the equivalent of $25,000.00 the Operator shall comply with any directions given by the Operating Committee with respect hereto. Each Party shall have the right to be represented by its own counsel and at its expense in the settlement, compromise or defence of claims and suits in amounts in excess of the equivalent of $25,000.00 or which, in the opinion of the Party in question, involve an issue of principle and notwithstanding any provision to the contrary, each Party may, to the extent of that part of the claim or suit for which it may be liable, settle, compromise or defend such claim or suit.

6.6 PREPARATION OF REPORTS The Operator shall prepare for signature by the required Parties or persons and lodging by the Operator with the proper authorities all returns or reports required by the applicable laws and regulations together with all related material required to be submitted.

6.7 STANDARD OF CARE The Operator shall conduct all Work in a good workmanlike and efficient manner in accordance with good exploration and oilfield practice and shall ensure that the terms and conditions of the Concession are met. The Operator shall act in good faith in the performance of its duties hereunder and where it acts as aforesaid shall not be liable for the result of any error in judgment or for the loss of or damage to any property held for the Joint Account occurring in the course of its operations or for any loss occasioned by defects in equipment or for any other loss or damage except in each case aforesaid such loss as may result from negligence wilful misconduct or wilful failure or from the breach of the provisions of this Agreement by the Operator.

6.8 INDEMNIFICATION OF OPERATOR The Operator shall not be liable to the Non-Operators for any act or omission in the conduct of Work hereunder so long as such act or omission is not due to negligence wilful misconduct or wilful failure or from the breach of the provisions of this Agreement on the part of the Operator. All liabilities incurred by the Operator in carrying out duly authorised operations hereunder except those resulting from such negligence, wilful misconduct or wilful failure or from the breach of the provisions of this Agreement shall be charged to the Joint Account and borne by the Parties as provided in Clause 11.2 hereof.

7.       NON-OPERATORS RIGHTS TO ACCESS AND INFORMATION

7.1 GENERAL RIGHT TO ACCESS AND INFORMATION Unless and to the extent that the provisions of this Clause 7 shall otherwise specifically provide, the Operator shall:-

         (a) give timely notice to each Non-Operator of all information under the control of the Operator in its capacity as Operator which in the reasonable opinion of the Operator is material to the Joint Venture;

         (b) give the fullest response available from information under the control of the Operator in its capacity as Operator to any question from a Non-Operator concerning any aspect of the Joint Venture;

         (c) supply to a Non-Operator upon request a copy of any document, communication or other writing under the control of the Operator in its capacity as Operator with respect to the Joint Venture whether it is material or not; and

         (d) permit a Non-Operator upon reasonable notice to inspect during normal business hours any records of the Operator with respect to the Joint Venture at the office or location where such records are normally kept (being a place approved by the Operating Committee) PROVIDED THAT such inspection shall be carried out with a minimum of inconvenience to the Operator.

7.2 RIGHT OF ACCESS Each Non-Operator shall at the Non-Operator's sole risk and expense at all times have the right through its authorised representatives to have access to and to observe and inspect Work and all geological, geophysical, drilling and production records and interpretations and otherwise to be fully informed as to progress and results of all Work, provided that in exercising such rights a Non-Operator shall not act in such a manner as to hinder the progress of or jeopardise the safety of Work. Each Non-Operator shall be entitled on request made prior to the taking of samples and cores from the well concerned and subject to the availability to receive core and formation samples from the intervals in each well drilled and to make copies of all documents of any kind relating to Work or proposed Work hereunder.

7.3 INFORMATION FROM SURVEYS The Operator as a cost to the Joint Account shall furnish to each Non-Operator requesting them both during and upon conclusion of any geological geophysical or other survey conducted on the Concession full and complete details of the survey and of the information, data and results obtained therefrom. Such information shall include clear film transparencies and all seismic profiles and other base data and maps and other interpretative information and one copy of the final report of each seismic programme. The Operator shall at the request and cost of a Non-Operator and at a time which will not impede the conduct of Work make available to the Non-Operator for copying the Operator's field records and magnetic tapes.

7.4 NOTICES AS TO WELL DRILLING The Operator shall promptly notify the Non-Operators in writing of

         (i) the date of intended commencement and the date of actual commencement of the drilling of any well drilled hereunder; and

         (ii) the location of any well fixed by giving the distances and directions thereof from at least two recognized geographical locations or the location of the well in terms of latitude and longitude and shall provide a copy of a location survey plan for such well.

7.5 OPERATOR'S DUTIES DURING EXPLORATORY DRILLING In respect of the drilling of each exploratory well drilled on the Concession the Operator shall -

         (a)      Save  representative  formation samples at approximately three
                  (3) metre intervals in the said test well and keep the drilling mud or other drilling medium in appropriate condition to bring representative samples to the surface.

         (b) Have a suite of logs as approved by the Operating Committee duly carried out.

         (c) In a good and workmanlike manner core and test promptly all prospective oil and/or gas formations which may be encountered in the drilling of the exploratory well and to permit each Non-Operator to inspect any cores so taken.

         (d) In the event that any show of oil and/or gas is encountered forthwith notify each Non-Operator to such effect.

         (e) Upon the making of any drill stem test in the test well immediately furnish each Non-Operator with details and results of any such test.

         (f) Permit the authorised representatives of each Non-Operator at all times (subject to safety requirements) to have access to the derrick floor, the log books, the cores and samples and any information about the well.

         (g) At the request of any Non-Operator (and provided that in the case of a well capable of being completed for production of Petroleum there is no objection on the part of the Operator and any other Non-Operator) at the sole cost risk and expense of the Non-Operator conduct additional testing and/or logging and/or coring and/or deepening of any test well before the drilling rig and other equipment used to drill test and core the said well has been removed from the location. The provisions of Clause 15.12 hereof shall apply to such Work.

7.6 INFORMATION DURING DRILLING During the drilling of any well hereunder the Operator shall as a cost to the Joint Account promptly furnish to each Non-Operator requesting them the following reports, information and data:

         (a) Daily drilling reports showing the nature of all work done and depth and formations penetrated;
         (b)      One copy of drilling time record on a weekly  basis;
         (c) Two copies of any mechanical or electrical survey that is run in the course of the well;
         (d)      One copy of the Lithologic Log on a weekly basis;
         (e)      One set of ditch samples;
         (f) The results of any drill stem test carried out. Preliminary reports of drill stem tests will be advised by telephone and confirmed by telex or telegram.

7.7 INFORMATION AFTER COMPLETION OF DRILLING As soon as practicable after completion of the drilling of any well hereunder the Operator at a cost to the Joint Account shall deliver to each Non-Operator requesting them a clear film transparency of all wireline surveys conducted and a copy of the final well completion report. Each copy of the well completion report shall include the following:

         (a)      a copy of all wireline surveys conducted;
         (b)      a copy of the mud logging survey;
         (c)      a copy of the velocity survey, if run;
         (d)      a copy of the well site  geologist's description  of the ditch samples;
         (e) a copy of the well site geologist's description of the sidewall cores or conventional cores, if taken;
         (f)      a  copy  of  the  commercial   core   analyses   (sidewall  or
                  conventional) if cores are taken;
         (g) a copy of the commercial analyses of the water, gas or oil, if test and recovery are made;
         (h) a copy of the analyses made in dating a sample radioactively or palaentologically;
         (i)      a copy of the geological reports;
         (j)      a copy of the well location map;
         (k)      a copy of the well history;
         (l)      a copy of the well records;
         (m)      a copy of the drilling report;
         (n)      a copy of the mud record;
         (o)      a copy of the bit record;
         (p)      a copy of the formation test data, if test is made;
         (q)      a copy of all other data relative to the well.

7.8 PERIODIC REPORTS The Operator shall prepare and forward to each Non-Operator a copy of the following periodic reports:-

         (a) An annual report within two calendar months of the end of each and every Concession Year during the term of this Agreement setting out in reasonable detail work done, results achieved and expenditure made during the preceding Concession Year.

         (b) A quarterly report within one month after the end of each quarter during a Concession Year during the term of this Agreement during which exploration work is carried out in the Concession setting out briefly work done results achieved and an estimate of expenditures during the preceding quarter.

         (c) A monthly report within fourteen (14) days after the end of each month during which commercial production of Petroleum takes place in the Concession setting out the quantity of Petroleum produced from the Concession and such information as comes into the possession of the Operator concerning the quantity of such Petroleum sold and the price obtained therefor and an estimate of the expenses of such production and sale of Petroleum during the preceding month.

7.9 COPIES OF REPORTS TO GOVERNMENT The Operator shall promptly forward to each Non-Operator a copy of each report notice or other communication which the Operator shall at any time be required or may elect to give or deliver to or may receive from any Government with respect to the Concession the Joint Facilities or Work.

7.10 NON-OPERATOR IN DEFAULT A Non-Operator in default in payment pursuant to Part 17 hereof shall not be entitled to any information, access copies of reports or documents or any other material or information pursuant to this Part.

8.       THE OPERATING COMMITTEE

8.1      ESTABLISHMENT OF OPERATING COMMITTEE

(a) There shall be an Operating Committee with the functions and powers set out in Clause 8.3 hereof;
(b)      The Operating Committee shall consist of:
         (i) one representative of each Party whose Working Interest for the time being is not less than 2 1/2%;
         (ii) one representative of each group of two or more Parties (none of which is otherwise represented) whose Working Interest for the time being aggregates not less than 2 1/2% and which elect to appoint a representative to represent them jointly and vote uniformly on their behalf.
         Notwithstanding the foregoing, each of IEDC and Amadeus shall be entitled to appoint its own representative to the Operating Committee for so long as its Working Interest is not less than 1.248%.
(c) The representative of the Operator shall, if present, be Chairman of meetings of the Operating Committee.

8.2 NOTIFICATION OF REPRESENTATIVES Each Party shall notify the others of the name and address of its representative to the Operating Committee and from time to time by notice to the others each Party may replace its representative and/or may designate an alternative representative to act in the absence of its representative.

8.3 POWERS OF OPERATING COMMITTEE The function of the Operating Committee shall be, and it is hereby empowered, to supervise the Operator and to make all policy decisions binding on all Parties in relation to matters within the scope of the Joint Venture including without limiting the generality of the foregoing, the following:-

(a) the Work necessary to satisfy the work and expenditure obligations of the Concession and any other requirements necessary to maintain the Concession in good standing and the Joint Facilities in a safe and operable condition;
(b) the production of Petroleum from the Concession to enable the Parties to meet their respective obligations for the sale of the respective shares thereof;
(c)      any  other  Work  which  is  unanimously   approved  by  the  Operating
         Committee;
(d) the review adoption and revision of detailed programmes and budgets to give effect to decisions made pursuant to the preceding paragraphs (a)
         (b) and (c) of this Clause;
(e) the establishing of policies from time to time governing or relating to all Work or the conduct thereof.
(f) applications for the renewal of the Concession and for other titles necessary for the purposes of the Joint Venture.

8.4 ANY PARTY MAY SUBMIT MATTERS Any of the Parties including the Operator may submit to the Operating Committee for its consideration any matters pertaining to Work or the Joint Venture.

9.       MEETINGS AND VOTING OF OPERATING COMMITTEE

9.1 TIMES AND AGENDA FOR MEETINGS The Operating Committee shall meet whenever requested by any Non-Operator or the Operator by the giving to all Parties (whether separately represented on the Operating Committee or not) of at least fourteen (14) days notice (or such shorter reasonable period of notice as may be agreed by all Parties entitled to appoint a representative to the Operating Committee). The said notice shall specify the matter or matters to be considered at the meeting provided that the agenda may be furnished by telex or cable up to but not less than five (5) clear working days prior to such meeting.

9.2 WHEN NO NOTICE NECESSARY No notice of meeting shall be necessary when persons representing all Parties to the Operating Committee are present and agree upon the meeting being held and the agenda for such meeting. A matter not included in the agenda for a meeting shall not be voted upon at any such meeting except by the unanimous agreement of the representatives entitled to vote on that matter.

9.3 MINUTES OF MEETING The Operator shall provide such secretarial services as are required for each meeting of the Operating Committee and shall keep a record of decisions made at each meeting of the Operating Committee and shall distribute copies thereof to each Party (whether represented on the Operating Committee or not) as soon as practicable following each meeting of the Operating Committee for endorsement by the representative of such Party as a true record of decisions made at such meeting of the Operating Committee. Each Party shall be bound by the minutes so received unless such Party makes an objection thereto within thirty (30) days of the receipt thereof. Any such objection shall be resolved by the next meeting of the Operating Committee.

9.4 PLACE FOR MEETINGS All meetings of the Operating Committee shall be held at the principal office of the Operator in Brisbane or at such other place within Australia as is agreed by the Operating Committee.

9.5 ADVISERS MAY ATTEND Each representative shall be entitled to have present at any Operating Committee meeting such reasonable number of advisers as he or they may desire and which are appropriate to the matters under consideration.

9.6      RULES RELATING TO VOTING

(a) A Party which is in default for a period of fourteen (14) days or more in the making of a payment due under this Agreement or any of the other Joint Venture Documents shall not (except as provided in Clause 9.7(3) hereof) be entitled to attend or vote at a meeting of the Operating Committee. A decision made by the Operating Committee in the absence of such a Party shall be binding on that Party.
(b) Upon a vote of the Operating Committee each representative shall have the number of votes equal to the Working Interest or Working Interests of the Party or Parties which he represents.
(c) In the event of an equality of votes the decision shall be in the negative.

9.7      VOTES FOR COMMITTEE DECISIONS

(1)      Decisions of the Operating Committee in respect of:-

(a) the Work necessary to satisfy the work and expenditure obligations of the Concession and any other requirements necessary to maintain the Concession in good standing and the Joint Facilities in a safe and operable condition;
(b) the production of Petroleum from the Concession to enable the Parties to meet their respective obligations for the sale of the respective shares thereof;
(c) the review adoption and revision of detailed programmes and budgets to give effect to decisions made pursuant to the preceding paragraphs (a) and (b) of this Clause;
(d) applications for or for the renewal of the Concession and for any other title necessary for the purposes of the Joint Venture;

(e)      the  supervision  of and the giving of  instructions  to the  Operator;
(f)      dealings with all  Governmental  authorities  in relation  to the Joint
         Venture;
(g) dealings with the Central Land Council in relation to the CLC Agreement or the Joint Venture;
(h) all matters referred to in this Agreement as being the subject of decision or determination by the Operating Committee other than matters in respect of which unanimity or a particular majority is specified;
(i) all other matters necessarily incidental to any of the foregoing matters shall be made by a simple majority vote of the representatives of the Parties present and voting which majority shall comprise the representatives of not less than two Parties.

(2) Decisions of the Operating Committee as to the replacement and appointment of the Operator shall be made by the majorities provided for in Clause 5 of this Agreement.

(3) All other decisions of the Operating Committee shall be made by a unanimous vote of all representatives for the time being appointed to the Operating Committee, including the representatives of a Party which has failed to make a payment under this Agreement or any of the Joint Venture Documents.

9.8 OTHER FORMS OF VOTING Decisions as to matters under consideration at any meeting may as appropriate be made at that meeting or may be made subsequent to the meeting by each representative entitled to vote submitting his vote in writing to the other representatives and to the Operator. Decisions requiring a simple majority vote in accordance with Clause 9.7(1) hereof may in the absence of a meeting be made by affirmative vote by telex cable or telegram by representatives of Parties holding an aggregate of at least 90 percent of the Working Interests. Decisions made pursuant to this Clause shall be minuted pursuant to Clause 9.3 hereof as if made at a meeting of the Operating Committee.

9.9 DECISIONS BINDING ON ALL PARTIES Decisions of the Operating Committee made pursuant to the preceding paragraphs 9.7 and 9.8 shall be binding on all Parties including the Operator.

9.10 QUORUM FOR MEETINGS A quorum for meetings of the Operating Committee shall be representatives of Parties entitled to vote with Working Interests aggregating not less than seventy-five (75) percent of the Working Interests of all Parties entitled to vote. If such a quorum is not present within two hours of the time and at the place for which the meeting in question is called such meeting shall be adjourned for a period of seven (7) days to the same place and time of day (and notice of such adjourned meeting shall be given to all Parties by the Operator no later than the day following the day on which such meeting was adjourned) and at such adjourned meeting the business of the meeting shall proceed with whatever numbers are present even if they do not constitute a quorum as required by this Clause.

9.11 RULES FOR MEETINGS Subject to the provisions of the Agreement the Operating Committee may make such rules as it thinks fit for the regulation of its meetings.

10.      PROGRAMMES AND BUDGETS

10.1 OPERATOR TO PREPARE PROGRAMMES AND BUDGETS The Operator shall prepare and submit to the Operating Committee from time to time programmes and budgets:-

         (a) necessary to keep the Concession free from any forfeiture or cancellation under the Petroleum Act and to maintain the Joint Facilities in a safe and operable condition;
         (b) necessary to produce sufficient Petroleum from the Concession to enable the Parties to meet their respective obligations for the sale of their respective shares thereof; and
         (c) in respect of any other Work approved by the Operating Committee in accordance with the provisions of this Agreement.

10.2 TIMES FOR SUBMISSION The Operator shall prepare and submit to the Operating Committee a programme and budget for the Work required pursuant to Clauses 10.1(a) or (b) hereof at least two (2) calendar months before the commencement of each Concession Year, and shall when requested by the Operating Committee prepare and submit programmes and budgets pursuant to Clause 10.1(c) from time to time. The programme and budget for a Concession Year shall be divided into four segments each of three calendar months each. Each such segment is hereinafter referred to as a Quarterly Segment.

10.3 CONTENTS OF PROGRAMMES AND BUDGETS Each programme and the related budget recommended by the Operator shall contain details and descriptions of objectives, cost estimates and estimated period of time required to perform each item of Work, itemised equipment or property to be purchased and the costs thereof and such other details as the Operating Committee may require. Where a programme and budget is prepared for a Concession Year, then it shall contain detailed cost estimates and descriptions of Work to be performed for the first Quarterly Segment thereof at least, and shall contain at least general estimates of costs and general descriptions of Work to be performed in following Quarterly Segments. A programme and budget may include estimates for Quarterly Segments other than those in the Concession Year to which it is intended to relate.

10.4     APPROVAL OF PROGRAMMES AND BUDGETS

         (a) The Parties shall use their best endeavours to ensure that the Operating Committee adopts a programme and budget for each Quarterly Segment prior to the commencement of each such Quarterly Segment.

         (b) The Operating Committee may at any subsequent meeting review and revise any programme and budget for a Concession Year or any Quarterly Segment thereof which has previously been adopted by the Operating Committee, by the same majority which was required for its adoption.

         (c) The Operating Committee may approve any programme and budget or revised programme and budget (whether for a Concession Year or Quarterly Segment or Quarterly Segments) subject to the provision by the Operator to the Non-Operators in respect of any item (such as the drilling of a well or a geological or geophysical survey) contained in such programme of a Detailed Estimate of Expenditure (hereinafter called "Detailed Estimate of Expenditure") in respect of that item and the satisfaction of the provisions of this Clause 10.4.

         (d)      Any Non-Operator  ("the Notifying  Party") may within fourteen
                  (14) days of the receipt of such Detailed Estimate of Expenditure from the Operator give to the Operator a notice requiring the Operator to call a meeting of the Operating Committee to consider the variation of the Detailed Estimate of Expenditure in the respects particularised in such notice.

         (e) Upon receipt of such notice the Operator shall forthwith call a meeting of the Operating Committee and give to all other Non-Operators a copy of the Notifying Party's notice. At such meeting of the Operating Committee such Detailed Estimate of Expenditure shall be approved in such form or amended form as shall be resolved by the same majority as was necessary for the approval of the programme in which such item was contained.

         (f) A Detailed Estimate of Expenditure shall become binding on all Parties required to contribute to the cost thereof in the form given by the Operator if within fourteen (14) days after receipt thereof no Non-Operator shall have given the Operator a notice pursuant to Sub-Clause (d) hereof or in the form or amended form approved by the Operating Committee upon the approval made pursuant to Sub-Clause (e) hereof.

         (g) The approval of the Operating Committee to a programme and budget and the satisfaction of the provisions of this Clause
                  10.4 in respect of such Detailed Estimates of Expenditure as are required pursuant to Sub-Clause (b) hereof shall constitute approval for the Operator to carry out that programme and incur expenditures as approved and the Operator shall not be required to obtain any other approvals to require the Parties to reimburse the Operator for their respective shares of such expenditures pursuant to Clause 12.1 hereof or to pay a call made by the Operator pursuant to Clause 12.2 hereof.

10.5     OPERATOR TO ACT IN ABSENCE OF APPROVAL

(a) If the Operating Committee is unable to adopt a programme and budget for a Concession year by the commencement of that Concession year then the Operator may for the Joint Account carry out such Work and make such payments as is necessary to keep the Concession in good standing and free from forfeiture or cancellation under the Petroleum Act and to maintain the Joint Facilities in a safe and operable condition and to produce sufficient Petroleum from the Concession to enable the Parties to meet the respective obligations for the sale of their respective shares thereof. The Operator shall carry out such Work and make such payments if it has pursuant to Clause 12.2 hereof called the costs thereof and such calls have been paid or satisfied.

(b) The Operator shall not commence such Work any earlier than is reasonably necessary and in the event that at any time during the Concession Year the Operating Committee adopts a programme and budget for the balance of the Concession Year the Operator shall carry out such programme and budget.

10.6 NOTICE OF EXCESS EXPENDITURES If while carrying out an approved programme it becomes apparent either that expenditures on such programme will or are likely to exceed the budget or the Detailed Estimate of Expenditure approved or deemed approved therefor by more than FIFTEEN PERCENT (15%) of such budget or that expenditures on any item in such approved programme will or are likely to exceed the budget or the Detailed Estimate of Expenditure approved or deemed approved for such item by more than FIFTEEN PERCENT (15%) thereof the Operator shall forthwith notify all Non-Operators giving as much details as possible of the Work and activities and the costs thereof which will or are likely to cause such excess expenditure.

10.7 APPROVED PROGRAMME TO CONTINUE UNLESS MODIFIED Notwithstanding the giving of a notice by the Operator pursuant to Clause 10.6 hereof the Operator shall continue with the conduct of the programme approved unless and until the Operating Committee modifies the approved programme so as to avoid or reduce such excess expenditure. The Operator shall be entitled to recover any expenditures duly incurred by it under Clause 10.6 hereof or this Clause 10.7 (including without limiting the generality thereof amounts payable by the Operator to third Parties as the result of modification or termination of a previously approved programme under this Clause 10.7 hereof) from the Parties as though such excess expenditures had been approved by the Operating Committee.

11.      CHARGING OF COSTS

11.1 AUTHORISED COSTS AND EXPENSES Except as specified herein, all costs and expenses liabilities and charges of the Joint Venture pursuant to this Agreement including those specified in the Accounting Procedure and whether in contract or in tort or incurred or to be incurred by the Operator in conducting Work hereunder in accordance with the terms of this Agreement shall be deemed "authorised" or "properly authorised" costs expenses and liabilities as those terms are used herein.

11.2 MAINTENANCE OF JOINT ACCOUNT The Operator shall set up and maintain adequate accounting records for the Joint Account. All properly authorised costs and expenses shall be charged to the Joint Account in accordance with the principles (where applicable) set out in the Accounting Procedure. In the event of there being any conflict between the provisions of the Accounting Procedure and this Agreement the provisions of this Agreement shall prevail.

11.3 LIABILITY OF PARTIES All authorised costs expenses and liabilities which have been charged to the Joint Account shall be borne and paid by the Parties in proportion to their respective Working Interests at the time at which the invoice or call was sent by or made by the Operator.

11.4 TREATMENT OF ANY SUBSIDY OR CONTRIBUTION In the event that any subsidy, rebate or other contribution is paid to the Operator or to any of the other Parties as a result of Work all such sums shall be credited to the Joint Account.

12.      CONTRIBUTIONS BY THE PARTIES

12.1 PAYMENT BY OPERATOR AND REIMBURSEMENT The Operator shall initially pay all properly authorised costs expenses and liabilities incurred by it in connection with Work and shall debit the Parties for their respective shares of all such authorised costs. Unless the Operator shall have received advances for such purposes as hereinafter provided each Non-Operator shall forthwith reimburse the Operator for its share of such costs and expenses in accordance with the provisions hereof and the Operator shall forthwith contribute its share of such costs and expenses.

12.2 CALL BY OPERATOR The Operator shall have the option of requiring the Non-Operators to advance their respective proportions of costs and expenses for a period of three (3) calendar months consisting of a Quarterly Segment or parts of two Quarterly Segments but in the case of Operating Costs for the transportation of Petroleum from the Concession and Operating Costs for Work carried on outside the Concession for a period of one (I) calendar month instead of three (3) calendar months (and whether or not a Detailed Estimate of Expenditure is binding on the Parties with respect thereto) in accordance with the following: -

         (a) On or before the last day of any calendar month during the term hereof, the Operator may debit the Parties for their estimated respective shares of the authorised costs and expenses anticipated for the ensuing three (3) calendar months or one (1) calendar month (as the case may be) period and in making such debit the Operator shall show a credit for any amounts previously called relating to anticipated costs for any part of the three (3) calendar months or one (1) calendar month (as the case may be) period concerned.

         (b) Before the Operator shall be obliged to execute any contract or undertake any commitment for the carrying out of Work or the acquisition of any property (whether real or personal) for the Joint Account the Operator may debit the Parties for their respective shares of the liability estimated to be incurred pursuant to any such contract or commitment notwithstanding that the Work or liability concerned may extend beyond the period of the three (3) calendar months or one (1) calendar month (as the case may be) referred to in sub-clause (a) of this Clause 12.2.

         (c) Each Non-Operator shall pay to the Operator such estimated shares of such authorised costs and expenses referred to in the preceding sub-clauses (a) and (b) within fifteen (15) days after the receipt of the debit note or invoice, and the Operator shall contribute its share of such authorised costs and expenses within the same time.

         (d) Notwithstanding any provision in this Agreement to the contrary the Operator shall not be obliged to execute any contract or undertake any commitment referred to in the preceding sub-clause (b) until the Operator has received payment of all the amounts debited to the Non-Operators pursuant to such sub-clause.

         (e) Notwithstanding that the Parties are obliged to make payment of a call by the Operator as aforesaid relating to a period for which a Detailed Cost Estimate is not then binding on the Parties, the Operator shall not be entitled to expend funds paid in respect thereof until a Detailed Cost Estimate with respect thereto is binding on the Parties or the Operator is otherwise authorised to do so.

12.3 ADJUSTMENT Adjustments between estimated and actual authorised costs and expenses for any month shall be made by the Operator within forty-five (45) days of the end of that month and the accounts of the Parties shall be adjusted accordingly and any excess amount advanced by a Party shall be at the request of that Party refunded or credited against its future liabilities hereunder.

12.4 DEFAULTING PARTY LIABLE FOR INTEREST Should any Party fail or refuse to pay or contribute its said estimated share of such authorised costs and expenses within the said fifteen (15) day period or fail or refuse to pay or contribute on its due date any other moneys payable under this Agreement the same shall bear interest at the Default Interest Rate from the due date of payment until paid. Such interest shall accrue to the Joint Account.

12.5 (1) BANKING AND INVESTMENT OF FUNDS All funds received by the Operator under the provisions of this Agreement (other than Clause 12.1 hereof) shall be lodged by the Operator in a separate bank account in Australia maintained by the Operator and styled "Palm Valley Trust Account". The Operator shall deposit to such account its own share of such funds as are due by it within the same time limits within which the Non-Operators are required to pay their shares to the Operator. Pending the expenditure thereof the funds advanced by any Party shall be held by the Operator in trust for that Party, subject to the terms hereof.

         (2) Each Party hereby authorises the Operator to invest its funds deposited to such account from time to time in interest bearing deposits with such bank or with the prior unanimous approval of the Operating Committee in such other forms of investment as are from time to time approved by the unanimous resolution of the representatives on the Operating Committee. Each Party shall be entitled to receive or be credited with the interest earned upon the investment of its funds.

         (3) The Operator is hereby authorised to withdraw funds from such bank account or interest bearing term deposit as they are required by the Operator to pay authorised costs and expenses hereunder.

13.      INSURANCE

13.1     OPERATOR TO MAINTAIN INSURANCE

(a) The Operator shall at all times while conducting Work purchase and maintain as a cost to the Joint Account for the protection and indemnification of the Parties:-

         (i)      All  such  insurances   as  are  required  by   terms  of  the
                  Concession;

         (ii) Workmen's compensation (including unlimited common law risk) employer's liability and other insurance of a similar or dissimilar nature as may be required by law;

         (iii) Public Liability Insurance for such amount as the Operating Committee may from time to time determine;

         (iv) Industrial Special Risks Insurance in respect of all plant for such amount as the Operating Committee may from time to time determine; and

         (v)      Such  other  insurances   or  indemnities  as   the  Operating
                  Committee may from time to time determine.

(b) The Operating Committee may from time to time on such conditions, if any, as the Operating Committee thinks fit excuse any Party from participation in any such insurance or indemnity for the Joint Account during such time as such Party provides evidence to the reasonable satisfaction of the Operating Committee that it maintains for itself cover in respect of that insurance or indemnity at least equivalent in all respects to that determined to be maintained by the Operating Committee on behalf of the other Parties.

13.2 ADVICE TO NON-OPERATORS OF CURRENT INSURANCE The Operator will furnish the Non-Operators with a list of all current insurances effected by the Operator pursuant to this Agreement and having relation to operations hereunder or on the Concession and shall advise the Non-Operators promptly of any additional insurance effected or of any insurances cancelled or lapsed.

13.3 PARTY'S RIGHT TO INCREASE INSURANCE Any Party ("the requesting Party") may at any time request the Operating Committee in writing to direct the Operator to increase the amount of insurance actually carried in respect of any occurrence or to effect insurance against any occurrence the risk or loss from which is not covered by any insurance effected by the Operator. If the Operating Committee resolves not to so direct the Operator the requesting Party shall then be at liberty at the cost of such Party to effect or increase any such insurance as the case may require so far as relates to the interest of such Party hereunder.

13.4     COST OF INSURANCE TO JOINT ACCOUNT  Subject to the provisions of Clause
13.3 hereof the actual costs of the insurance effected by the Operator shall be Charged to the Joint Account and any liability loss damage claim or expense suffered by or charged to the Joint Account and resulting from occurrences not covered by or which are in excess of the insurance actually carried shall be borne by the Parties in proportion to their working Interests at the time of the loss PROVIDED HOWEVER that if the Operator shall not have exercised the degree of care provided by Clause 6.6 hereof then the amount of such loss shall be chargeable to the Operator and no part of it shall be borne by the Non-Operators.

14.      INDEPENDENT OPERATIONS
         GEOLOGICAL AND GEOPHYSICAL SURVEYS

14.1 APPLICATION OF PART The provisions of this Part 14 relate to geological and geophysical exploration operations on the Concession which are not, or which are in excess of, operations necessary to satisfy the work and expenditure obligations of the Concession and which are not agreed to by all Parties. Any
Party or Parties may carry out such operations upon complying with the requirements of this Part.

14.2 NOTICE OF OPERATIONS A Party proposing to carry out operations pursuant to this Part ("the Notifying Party") shall give to all other Parties not less than thirty (30) days notice of such operations ("Notified Operations"). Such notice shall contain a detailed statement of the Notified Operations including a description of the area to be surveyed the type of survey to be conducted and the estimated cost thereof.

14.3 CONSENT BY OTHER PARTIES Any Party ("a Consenting Party") may within fifteen (15) days of the receipt of a notice pursuant to Clause 14.2 hereof give notice to the Notifying Party of its consent to the Notified Operations. The Notifying Party and all Consenting Parties shall be entitled to participate in the Notified Operations in the proportions that their respective Working Interests bear to the total of Working Interests of all Parties participating in Notified Operations.

14.4 OPERATOR FOR INDEPENDENT OPERATIONS In the event that the Notifying Party and the Consenting Parties do not include the Party who is the Operator then the Notifying Party and the Consenting Parties voting in proportion to their respective Working Interests may by majority vote elect a Party to be the Operator for the purpose of the conduct of the Notified Operations. A Party acting as Sole Risk Operator in respect of Notified Operations shall be bound by all the provisions mutatis mutandis of this Agreement applying to the Operator and shall co-operate with the Operator for the purpose of satisfying all reporting and other obligations of the Concession in relation to the Notified Operations.

14.5 NON-CONSENTING PARTY A Party not consenting to such operations (a "Non-Consenting Party") shall not be entitled to receive any of the information obtained in conducting operations pursuant to this Part except to the extent and under the conditions hereinafter specified.

14.6 RIGHT TO INFORMATION ON WELL DRILLING In the event that after the conduct of operations on the Concession pursuant to this Part the Notifying
Party or a Consenting Party shall bona fide propose the drilling of a well on the Concession a Non-Consenting Party shall immediately have the right to inspect and copy information obtained from operations pursuant to this Part which were conducted in as large a contiguous area around the said proposed well as a Non-Consenting Party may select provided that such Non-Consenting Party must select a minimum area of forty (40) square kilometres around the said proposed well location in the form of a square or rectangular figure whose length does not exceed twice its width with the well location in the centre thereof. Before receiving such information the Non-Consenting Party must pay to the consenting Parties five (5) times what such Non-Consenting Party's share of the cost of conducting the operations in the said selected area would have been had such Non-Consenting Party participated therein as a Consenting Party.

14.7 RIGHT TO INFORMATION IN OTHER CASES Subject to Clause 14.6 hereof a Non-Consenting Party in respect of geological and/or geophysical exploration operations hereafter conducted on the Concession may at any time receive information obtained in conducting all such operations in which it did not participate by paying to the Party or Parties conducting such operations two hundred percent (200%) of the proportionate part of the cost of conducting all such operations in which it did not participate on the Concession (regardless of whether all or a portion of the lands comprising the Concession have been surrendered) which would have been charged to such Party had it participated in all such operations theretofore conducted on the Concession.

15.      INDEPENDENT OPERATIONS
         DRILLING OF WELLS

15.1 APPLICATION OF PART The provisions of this Part 15 relate to the drilling or deepening of wells on the Concession which are not, or which are in excess of, operations necessary to keep the Concession in good standing free from forfeiture or cancellation under the Petroleum Act and which are not agreed to by all Parties. Any Party or Parties nay carry out such operations upon complying with the requirements of this Part.

15.2 DEFINITION OF TERMS In this Part 15 the following words shall have the meanings hereinafter assigned: -

         (i) "PRODUCER OF PETROLEUM IN PAYABLE QUANTITIES" means a well which would considering the cost of production operations, the probable life of the well, the available market for production therefrom and the price, nature and quality of the petroleum produced, commercially and economically warrants the continued taking of production from such well.

         (ii) "DEVELOPMENT WELL" means a well which at the time of spudding in is located at a distance of less than eight (8) kilometres from any well (whether located on the concession or not) being or capable of being a Producer of Petroleum in Payable Quantities from the same zone to which it is intended to drill the proposed well or from any shallower zone whether or not such other well is completed as a Producer of Petroleum in Payable Quantities.

         (iii)    "EXPLORATORY WELL" means either -

                  (a) a well which at the time of spudding in is located at a distance of eight (8) kilometres or more from any other well (whether located on the Concession or not) being or capable of being a Producer of Petroleum in Payable Quantities from the same zone or from any shallower zone than the zone to which it is intended to drill the proposed well whether such other well is a Producer of Petroleum in Payable Quantities or not; or

                  (b) a well which at the time of spudding in is located at a distance of less than eight (8) kilometres from such other well but which it is proposed to drill to a deeper formation than that from which the said other well is Producing or is capable of Producing Petroleum in payable quantities.

15.3 NOTICE OF DRILLING If any Party or Parties desire that a well be drilled at any particular location on the Concession then such Party or Parties (in this Part 15 together with any Party or Parties electing to participate pursuant to Part 15 hereof referred to as "the Desiring Party or Parties") may give to the other Parties written notice of the desire to drill such well specifying the location the proposed depth or geological target and the estimated cost thereof and whether the proposed well is an Exploratory Well or a Development Well.

15.4 NOTICE OF PARTICIPATION The Parties receiving such notice shall have thirty (30) clear days after the receipt of such notice within which to notify the Desiring Party or Parties whether they elect to participate in the drilling of the said well at the said location. Failure of any Party receiving such notice to notify whether or not it elects to participate within the said period of thirty (30) clear days shall be deemed a refusal on its part of its right to participate in the drilling of the proposed well.

15.5 UNANIMOUS PARTICIPATION If all Parties receiving such notice elect to participate in the said well and so advise the Desiring Party of such election then the said well shall be drilled by the Operator under the terms of this Agreement for the Joint Account.

15.6 NON-DESIRING PARTY If any Party receiving the aforesaid notice shall refuse or shall be deemed to have refused to participate in the drilling of the proposed well (any such Party being hereinafter referred to as a "Non-Desiring Party") the provisions hereinafter provided shall apply.

15.7 OPERATOR FOR INDEPENDENT DRILLING In the event that the Desiring Parties do not include the Party who is the Operator then the Desiring Parties by simple majority voting in proportion to their respective Working Interests may elect a Party to be the Sole Risk Operator for the purpose of the drilling of the proposed well. A Party acting as the Sole Risk Operator in respect of the drilling of the proposed well shall be bound by all the provisions mutatis mutandis of this Agreement applying to an Operator and shall co-operate with the Operator for the purpose of satisfying all reporting and other obligations of the Concession in relation to such drilling.

15.8 TIME FOR COMMENCEMENT The Desiring Party or Parties shall have one hundred and twenty (120) clear days after the end of the thirty (30) days period referred to in Clause 15.4 in which to commence the drilling of the proposed well at the location specified in the said notice and unless an extension of this period is agreed to by the Non-Desiring Party or Parties if the actual drilling of the well is not commenced within the said period or within any extension thereof so agreed to, the right of the Desiring Party or Parties to commence drilling will be lost and all rights flowing from the giving of the notice and the election to participate in the drilling of the well shall be terminated.

15.9 OBLIGATION OF DESIRING PARTIES If the Sole Risk Operator shall commence the actual drilling of the proposed well at the location set out in the said notice within the said period referred to in Clause 15.8 then:-

         (i) it shall proceed with diligence to drill such well to the depth or geological target specified in the notice (or such lesser depth as may be dictated by operational hazard) in a bona fide attempt to find and produce petroleum;

         (ii) the entire cost and risk of the operations connected with the drilling of the well shall be borne by the Desiring Party or Parties (and if more than one then pro rata in the proportion that their respective Working Interests bears to the aggregate of their Working Interests) and the Desiring Party or Parties shall keep the Concession free and clear of all liens and encumbrances of every kind and character created by or arising from the operations thereon of the Desiring Party or Parties and the Desiring Party or Parties shall indemnify and keep indemnified the Non-Desiring Party or Parties against each and every liability arising from such operations;

         (iii) in the event that such well is not completed as a Producer of Petroleum in Payable Quantities after the Desiring Party or Parties shall have terminated the well then the Desiring Party or Parties shall plug and abandon the well pursuant to the terms and provisions of all the applicable laws rules and regulations and the environmental standards currently prevailing in the region and shall restore the premises by filling and levelling the rig cellar and all slush pits and by removing all equipment material and debris placed thereon by the Desiring Party or Parties; all being at the sole cost risk and expense of the Desiring Party or Parties.

15.10 CONFORMITY TO SPACING PATTERNS Without the mutual consent of all Parties no well shall be produced from a source of supply from which a well located elsewhere on the Concession is producing or scheduled to produce unless such well conforms to the then existing well spacing pattern laid down by a governmental authority or by the Operating Committee for such source of supply.

15.11 PENALTIES PAYABLE BY NON-DESIRING PARTIES If pursuant to Clause 15.9 hereof any well is drilled and completed (whether or not as a Producer of Petroleum in Payable Quantities) by the Desiring Party or Parties or if the said well is plugged and abandoned then the following provisions shall apply:-

         (i) The Desiring Party or Parties shall be entitled in proportion to their Working Interests to receive as their own property and to sell all of the Non-Desiring Party's or Parties' share of production of such well and to retain the net proceeds of sale thereof for the use of the Desiring Party or Parties pro rata as hereinabove provided until such proceeds (after deducting all royalties payable thereon all taxes on production thereof (except income taxes) and all operating expenses applicable to the Non-Desiring Party's or Parties' interest in production) (all hereinafter called "deductible expenses") shall equal:-

                  (a)      200% in the case of a Development Well; or

                  (b)      1000% in the case of an Exploratory Well;

                  of the amount which would have been the Non-Desiring Party's or Parties' share of the cost of drilling testing completing and equipping such well if such well had been carried out by the Desiring Party or Parties for the Joint Account (which share of costs is hereinafter in the whole of this clause called "the Non-Desiring share of cost").

         (ii) When the Desiring Party or Parties shall have received the payments provided for in sub-paragraph (i) hereof all of the production from such well shall thereafter be owned as other jointly owned wells drilled pursuant to this Agreement and shall thereafter be operated by the Operator constituted under Clause 5 hereof in like manner as other jointly owned wells under this Agreement.

         (iii) In determining the costs and expenses incurred by the Desiring Party or Parties in the drilling testing completing and equipping of the said well the said Annexure "A" shall be followed.

         (iv) Within one hundred and twenty (120) clear days after the said well is completed as a producer of petroleum the Desiring Party or Parties shall furnish to the Non-Desiring Party or Parties complete and detailed statements setting out the cost of drilling testing completing and equipping the said well together with an inventory of the material and equipment in and on the said well for use in connection therewith.

         (v) During the time the Desiring Party or Parties are being reimbursed as above provided the Desiring Party or Parties shall render monthly statements to the Non-Desiring Party or Parties reflecting for each calendar month the costs and expenses incurred in operating the well the petroleum produced and saved the proceeds derived from the sale thereof and the quantity of petroleum in storage at the end of the said month. Such statement covering the previous month's operating shall be rendered within thirty (30) clear days following the close of such calendar month.

         (vi) The Non-Desiring Party or Parties shall have the right at all reasonable times to inspect and audit the Desiring Party's or Parties' books and records including run tickets meter charts and invoices pertaining to any matter of account hereunder.

         (vii) In the event that the Desiring Party or Parties are unable to recover from the Non-Desiring Party or Parties its or their share of cost the Desiring Party or Parties shall own pro rata as hereinabove provided all the material equipment and supplies placed or installed by the Desiring Party or Parties on the said well or on the Concession in connection therewith PROVIDED HOWEVER that if such material equipment and supplies have a salvage value in excess of the unrecovered amounts to which the Desiring Party and any such other participating Party are entitled as hereinbefore provided such excess shall be owned by the Parties hereto in proportion to their interest in the wells drilled by mutual agreement on the Concession.

15.12 FURTHER WORK ON WELLS The prior provisions of this Clause 15 having regard to a proposal to drill a well shall apply mutatis mutandis to a proposal to deepen stimulate test or further test a well which has been drilled on the Concession (as a dry hole or without encountering petroleum or which has failed or ceased to produce Petroleum in Payable Quantities) except that:-

         (a)      (i)      If the rig  with which  the well  was drilled  or any
                           other  rig  capable  of  carrying  out the  deepening
                           stimulation testing or further testing is on location
                           at the time a notice is given the time  within  which
                           the  Party  to  which  the  notice  is  given  by the
                           Desiring  Party or Parties must agree to  participate
                           in  such  further   Work   without   being  deemed  a
                           Non-Desiring  Party  shall be reduced to  forty-eight
                           (48) hours;

                  (ii) If the Desiring Party or Parties shall not commence the actual deepening stimulation testing or further testing of the said well within thirty (30) days of the election of the Non-Desiring Party not to participate in such further Work then the consequences provided by Clause 15.8 shall follow as if such further Work was a drilling operation dealt with by that Clause;

         (b) In the event that as a result of the further Work the well is drilled and completed by the Desiring Party or Parties as a Producer of Petroleum in Payable Quantities then the provisions of Clause 15.11 are subject to the modification that the Non-Desiring share of cost defined in Clause 15.11(i) shall be calculated with regard to the cost of the further
                           Work in respect of the said well and any testing completing and equipping thereof.

16.      DISPOSITION OF PRODUCTION

16.1 SEPARATE OWNERSHIP OF PETROLEUM Each Party shall have the right and obligation to receive and take in kind as its own property at the Delivery Point and separately dispose of its share of all Petroleum produced from the Concession except such Petroleum as may be used in drilling, development, testing, producing, processing, compression and other operations on the Concession and in preparing, treating and transporting Petroleum for marketing and except such Petroleum as may be unavoidable lost. A Non-Operator may confer upon the Operator authority to deliver to the buyer thereof all or part of that Non-Operator's share of Petroleum produced from the Concession.

16.2 RIGHT TO SEPARATE FACILITIES A Party shall have the right to construct, maintain and operate within the Concession all necessary facilities for the purpose of taking in kind and separately disposing of its share of Petroleum produced from the Concession provided they are so constructed, maintained and operated as not to interfere with other operations able to be carried out under this Agreement. Any extra expenditure or costs incurred by the Operator by reason of the delivery in kind of any portion of such Petroleum to such facilities shall be borne by the owner of such portion.

16.3 UNDERLIFTING PROCEDURE If any Party fails to take in kind or separately dispose of any and all of such Party's share of Petroleum produced from the Concession, the Operator, subject to any restrictions imposed by law, may: -

         (a) dispose of the quantity of Petroleum concerned by sale to the purchasers of the share of the Petroleum produced from the
                  Concession of the other Parties and pro rata to such purchasers in proportion to the quantity of such Petroleum being purchased by them. Any such quantity of Petroleum involved shall be so sold at the same point or points and at the same arms length price or prices at which such other Petroleum is being sold. Any such purchase or sale shall be subject to revocation at will by the Party owning the share involved (without however affecting any contract of sale already entered into with respect to such Petroleum). Any contract of sale relating to such share and entered into with a third party or third Parties shall be for a term not exceeding such reasonable period of time as is consistent with the minimum needs of the industry under the circumstances but in no event shall any such contract be for a term in excess of one (1) year. The price or proceeds of sale of the Petroleum concerned (less all costs and expenses of and incidental to such sale not incurred for the Joint Account) shall promptly be paid over to the owner of such Petroleum; or

         (b) store such Petroleum on the Concession in existing storage facilities or in storage facilities established for such purpose and the cost of such storage and of establishing any such storage facilities shall be borne by the Party owning the Petroleum so stored;

                  or

         (c) otherwise deal with such Petroleum as the Operating Committee may determine.

16.4 PAYMENTS DIRECT TO EACH PARTY Subject to Clause 17 hereof, where a Party enters into a contract of sale for all or part of its share of Petroleum produced from the Concession, that Party shall be entitled to receive direct from the purchaser thereof all sale proceeds due under such contract of sale. Each Party shall pay or cause to be paid all royalties and other like payments attributable to its interest or share of Petroleum produced.

16.5     EXTRA EXPENDITURE   Any  extra  expenditure  incurred  by  a  Party  in
receiving or separately disposing of its share of the Petroleum from the Concession shall be borne by such Party.

17.      DEFAULTS IN PAYMENT

17.lA NOTICE OF DEFAULT If any Party including the Operator (herein called the "Defaulting Party") fails to make any payment as required by this Agreement or by any of the other Joint Venture Documents on or before the due date thereof, the Operator shall upon becoming aware of such failure give notice by telex cable or telegram of such failure to the Defaulting Party. If at the expiration of two (2) days after the receipt or deemed receipt of such notice by the Defaulting Party payment of the amount due by the Defaulting Party remains unpaid the Operator shall thereupon give a notice of the default to all Parties.

Such notice ("the Default Notice") shall contain a statement of the amount owing by the Defaulting Party and for the purpose of this Clause 17 all Parties other than the Defaulting Party are herein referred to as "the Non-Defaulting Parties".

17.1B PAYMENT BY OPERATOR In the event that the payment which the Defaulting Party has failed to make is a payment due under any of the Joint Venture Documents to a person who is not a Party, the Operator shall if so directed by the Operating Committee pay the same to such person. Any amount so paid shall constitute a debt immediately due and payable by the Defaulting Party to the Operator. Notwithstanding the foregoing, the Operator may make any such payment without the prior approval of the Operating Committee where such action is necessary to preserve the Concession or to save it from forfeiture.

17.2 DEFAULTING PARTY MAY BE SUED Without prejudice to any other remedy for or consequence of default provided for in this Agreement, the Operator shall if so directed by the Operating Committee in any Court of competent jurisdiction sue a Defaulting Party (including without limiting the generality of the foregoing, any Party removed from the position of Operator for failing to pay or contribute, its proportionate share of the costs and expenses herein mentioned) for the recovery of any moneys payable to the Operator by that Defaulting Party under any of the Joint Venture Documents remaining unpaid by the Defaulting Party at the expiration of fourteen (14) days after the delivery of the Default Notice to the Defaulting Party.

17.3 NON-DEFAULTING PARTIES TO CONTRIBUTE If at the end of the fourteen (14) day period referred to in Clause 17.2 hereof the Operator shall not have received from the Defaulting Party the amount due ("the Unpaid Amount") plus interest at the Default Interest Rate the Operator may and shall if so directed by the Operating Committee require the Non-Defaulting Parties to pay the Operator the Unpaid Amount. The amount to be reimbursed by each Non-Defaulting Party shall bear the same ratio to the Unpaid Amount as does such Non-Defaulting Party's Working Interest bear to the aggregate of the Working Interests of all the Non-Defaulting Parties. A Party which does not pay all amounts due by it under Clause 17.3 hereof shall be regarded as a Defaulting Party and all the provisions of this Clause 17 shall apply to such Party in respect of any amount not so paid.

17.4 RIGHTS OF CONTRIBUTING PARTIES A Non-Defaulting Party (including the Operator in its capacity as a Party) which pays to the Operator or bears any amount payable by it under Clause 17.3 hereof is hereinafter called "a Paying Party" and shall be deemed to have advanced such amount to the Defaulting Party on the terms that it is immediately repayable and may sue the Defaulting Party to recover the same but without prejudice to any other rights and remedies. The amount owing by a Defaulting Party to a Paying Party shall bear interest at the Default Interest Rate from the date the Paying Party made the payment under Clause 17.3 to the date it has recovered the same in full.

17.5     CROSS CHARGE  For the purposes of better securing the payment:-

         (a) to the Operator of any amount due and payable to it pursuant to any of the Joint Venture Documents;

         (b) to each of the Paying Parties of any amount due and payable to it pursuant to Clause 17.4 hereof;

each of the Parties shall forthwith execute and deliver a Deed in substantially the form and to the effect of the form of Deed set out in Annexure "B" hereto ("Clause 17 Cross Charge") and shall obtain all necessary consents and approvals in relation thereto and shall duly register the same and shall file or record such other documents or notices relating thereto, in such jurisdictions as may be required by law to perfect the security given thereby.

17.6 SUSPENSION OF RIGHTS OF DEFAULTING PARTY Subject to the provisions of Clause 9.7(3) hereof a Defaulting Party shall not be entitled either to attend or vote through its representative at any meeting of the Operating Committee or the Parties or otherwise be consulted with respect to Work unless and until any amount payable by that Defaulting Party in accordance with the terms of any of the Joint Venture Documents shall have been received in full or the default is otherwise rectified or waived.

17.7 DEFAULT OF OPERATOR IN PAYMENT In the event that the Operator is in default in payment of any amount payable by it under any of the Joint Venture Documents in its capacity as a Non-Operator and for any reason the Operator is not removed from that position, then the rights prescribed for the Operator under this Clause 17 and elsewhere herein shall be exercised for and on behalf of the Non-Defaulting Parties by such person as the Operating Committee shall determine and such person shall be deemed to be the Operator for such purpose.

17.8 APPLICATION OF DEFAULTING PARTY'S FUNDS Upon default by any Party in the payment of any moneys payable under any of the Joint Venture Documents, the Operator shall (notwithstanding anything contained herein or in any Clause 17 Cross Charge to the contrary, and without prejudice to other rights and remedies), retain any moneys which may be held for such Defaulting Party or which come to the hands of the Operator on behalf of such Defaulting Party, and apply such moneys until the amount owed by such Defaulting Party as aforesaid has been paid in full.

17.9     OPTION TO PURCHASE DEFAULTING PARTY'S INTEREST  If at the  end of sixty
(60) days from the due date on which moneys were to have been paid by a Defaulting Party to the Operator or any Non-Defaulting Party such moneys and interest thereon remain unpaid by such Defaulting Party, then each of the Non-Defaulting Parties shall have the option and each Party which may become a Defaulting Party hereby grants to each of the Non-Defaulting Parties the option to purchase the Working Interest of the Defaulting Party at the date of the exercise of the option (and if more than one Non-Defaulting Party exercise such option) in the proportions which the respective Working Interests of the Non-Defaulting Parties exercising the option bear to the total of their Working Interests (or in such other proportions as such Non-Defaulting Parties shall agree) upon and upon the following terms and conditions:-

         (a) The option shall be exercisable for so long as a default giving rise to the option has not been cured and may be exercised by notice in writing to the Defaulting Party signed by those Non-Defaulting Parties which wish to exercise the option.

         (b) The purchase price shall be a sum equal to eighty percent (80%) of the value of the Working Interest of the Defaulting Party at the date of the exercise of the option. Each Party hereby agrees that the difference between the full value of the Working Interest of the Defaulting Party and the selling price under this Clause constitutes a pre-estimate of the liquidated damages which will be sustained by the Non-Defaulting Parties by reason of breach of this Agreement by the Defaulting Party.

         (c) If within thirty (30) days of the exercise of the option the Defaulting Party and the purchasers have not agreed upon the purchase price for the Working Interest of the Defaulting
                  Party, the value of the Working Interest of the Defaulting Party at the date of the exercise of option shall be determined by the nominee of the Chairman for the time being of the Australian Petroleum Exploration Association Limited on the application of either the Defaulting Party or the Non-Defaulting Parties exercising the option. In making such determination the said nominee shall be acting as an expert and not an arbitrator and his decision shall be final and binding upon all Parties. For the purposes hereof, the value of the Defaulting Party's Working Interest shall be determined on the basis that the Joint Venture is a going concern and the price payable is that which would be paid by a willing but not anxious buyer to a willing but not anxious seller dealing at arm's length.

         (d) The completion of the purchase shall be effected as soon as reasonably practicable after the determination of the purchase price pursuant to paragraphs (b) and (c) hereof. Upon such completion the purchasers shall be at liberty to deduct from the purchase price the amount required to discharge or satisfy liabilities secured by any charge or encumbrance over the Working Interest of the Defaulting Party and the several liabilities at the date of completion of the Defaulting Party under this Agreement or other Joint Venture Documents. Any of the purchasers shall also be entitled to deduct from the purchase price the amount of any stamp duty payable on any transfer or other instrument arising from the exercise of option.

         (e) Upon and in exchange for the payment to it of the balance (if any) of the purchase price pursuant to the preceding paragraph
                  (d) hereof, the Defaulting Party shall forthwith do all such acts and things and execute and deliver to the purchasers all such transfers deeds and other documents as are necessary to give effect to and complete the sale pursuant to this Clause 17.9.

         (f) If the Defaulting Party fails to act in the manner provided for in the preceding paragraph (e), then a person nominated for the purpose by the Non-Defaulting Parties exercising the option shall be and be deemed to be the agent and attorney of the Defaulting Party for all purposes necessary to give effect to the sale pursuant to this Clause 17.9.

         (g) In the event that a Court of competent jurisdiction shall determine that the method of determination of the purchase price pursuant to paragraph (b) of this Clause 17.9 would constitute a penalty or for any other reason would have the consequence of rendering void or voidable the option in this Clause 17.9 contained then the purchase price, pursuant to this Clause 17.9, shall be and be deemed to be the value of the Working Interest of the Defaulting Party at the date of the exercise of the option less the damages sustained by the Non-Defaulting Parties by reason of the breach of contract by the Defaulting Party such damages being such amount as shall be agreed between the Defaulting Party and the Non-Defaulting Parties or in the absence of agreement, as shall be determined by a Court of competent jurisdiction.

         (h) If the purchase price is determined pursuant to the preceding paragraph (g) hereof and differs from the purchase price determined pursuant to paragraphs (b) and (c) hereof and if completion has already taken place, then the balance (if any) of the purchase price payable to the Purchaser pursuant to paragraphs (d) and (e) hereof shall be re-calculated and appropriate adjustments (if any) of the amount payable pursuant to paragraph (e) hereof as between the Defaulting Party and the Purchasers shall be forthwith paid and received.

         (i) Any sale pursuant to this Clause shall be subject to all Governmental consents and approvals required by law. If any such consent or approval is refused any contract constituted by an exercise of option hereunder shall cease to have further force or effect.

         (j) For the purpose of this Clause 17.9 a Non-Defaulting Party which has not notified the other Non-Defaulting Parties within thirty (30) days after the option becoming exercisable that it wishes to exercise the option shall not thereafter be entitled to join in the exercise of the option without the consent of the Non-Defaulting Party or Parties which have as aforesaid indicated their wish to exercise the option.

18.      WITHDRAWAL

18.1 ANY PARTY MAY WITHDRAW Any of the Parties hereto may withdraw from the Joint Venture constituted hereby in accordance with the provisions of this
Part 18.

18.2 NOTICE OF WITHDRAWAL The Party desiring to withdraw (herein called "the Withdrawing Party") shall give to the other Parties not less than one hundred and eighty (180) days and not more than five hundred and fifty (550) days' prior notice of its intention to withdraw. Such notice shall designate the effective date of withdrawal which date shall be the last day of a Concession Year and shall offer assignment for a consideration of ONE DOLLAR ($1.00) to the other parties of the whole of the Withdrawing Party's Working Interest. Such assignment shall be conditional on the other Parties' assumption subject to this Part of the whole of the Withdrawing Party's Working Interest. The Notice of Withdrawal shall not be revocable except with the unanimous consent of all other Parties.

18.3     OTHER PARTIES MAY ACCEPT ASSIGNMENT  The other Parties shall have sixty
(60) days from the date of receipt of such notice to notify the Withdrawing Party whether they accept the offer and elect to receive the assignment provided for in Clause 18.2 hereof in the proportion that their respective Working Interests bear to the aggregate of their Working Interests. If some only of such Parties accept such offer or if the acceptance of any accepting Party is limited in percentage, then the interest of the Withdrawing Party or the portion of such interest remaining after the allocation of any limited percentages accepted shall be distributed amongst the other accepting Parties in the proportion that their respective Working Interests bear to the aggregate of their Working Interests of such Parties or in such other proportions as such Parties agree between themselves.

18.4 PROMPT EXECUTION OF DOCUMENTS If some or all of the other Parties give notice pursuant to Clause 18.3 hereof of acceptance and election to receive such assignment all Parties concerned shall promptly execute and deliver all documents and do and perform all acts and things necessary and appropriate to validly effect such assignment.

18.5 WITHDRAWING PARTY'S OBLIGATIONS In the event of an assignment under this Part the Withdrawing Party shall remain liable to meet its proportionate share of:-

(i) all authorised costs, expenses and liabilities incurred or accrued by the Operator on or before the effective date of the withdrawal;
(ii) all other liabilities of the Parties for anything done or omitted to be done in the course of Work on or before the effective date of its withdrawal; and
(iii)    the royalties mentioned in Clause 3.3 hereof.

         The Withdrawing Party shall remain responsible for such obligations (including payments of amounts to the Operator) although the extent of such obligations may not be ascertainable until after the date of withdrawal PROVIDED THAT the Withdrawing Party shall not be liable for any obligation accruing after the date of Notice given pursuant to Clause 18.2 in consequence of a decision by the Operating Committee after such date to renew the Concession or any other title of the Joint Venture.

18.6 COSTS OF ASSIGNMENT All costs incurred by a Party in connection with any assignment under this Clause including stamp duty, registration fees and legal fees shall be paid by the Withdrawing Party.

18.7     ASSIGNMENT TO ALL PARTIES  In the event that by the expiration of sixty
(60) days after the notice from the Withdrawing Party pursuant to Clause 18.2 hereof the interest of the Withdrawing Party or any portion of such interest remains unallocated or undistributed to other Parties pursuant to Clause 18.3 hereof then the Withdrawing Party shall assign its interest or the portion thereof remaining unallocated or undistributed to all of the other Parties in the proportions that their respective Working Interests bear to the total of such Working Interests or to such of the other Parties and/or to such one or more outside Parties and in such proportions as all of the other Parties shall so direct.

19.      ASSIGNMENT - MORTGAGES

19.1 RIGHT TO ASSIGN Subject to the provisions of this part any Party which is not in default under any of the Joint Venture Documents may at any time sell transfer or assign to any other Party or to an Affiliate or to any person or entity not a party to this Agreement, its Working Interest in the whole or in part PROVIDED HOWEVER THAT: -

(a) No assignment of a part of a Party's Working Interest shall be made unless it is a uniform assignment of the whole of that part of the Working Interest which is being assigned and unless it is also effective to assign the equivalent part of the rights and obligations of the assignor under the Joint Venture Documents.
(b) No assignment shall be made which would result in the Joint Venture having more than twenty (20) members.
(c) No assignment shall be made if the effect thereof would be to increase the level of foreign or non-Australian equity participation in the Joint Venture beyond that permitted by any law or policy of the Commonwealth or Northern Territory Governments unless such increase shall have been approved in writing by the relevant authority of the Government concerned; and
(d) No assignment of a Working Interest or part thereof shall be made to any person or corporation which is bankrupt, insolvent or liable to be wound up.

19.2     ASSUMPTION BY ASSIGNEE

(a) An assignment by a Party of the whole or any part of its Working Interest or by any person exercising power of sale pursuant to any mortgage or charge, shall be made expressly subject to the terms and provisions of this Agreement and shall not be effective until the happening of the last of the following events:
         (i) the obtaining of all necessary consents and approvals to the assignment;

         (ii) the execution and delivery by the assignee to the Operator as agent for the Parties of Deeds of Assumption or Covenant in such form or forms as the Operating Committee shall approve (which approval shall not be unreasonably withheld) whereby the assignee assumes the obligations and is conferred with the rights of a Party under the Joint Venture Documents to the extent of the Working Interest assigned; and
         (iii) subject to Clause 19.3 hereof, the execution and delivery by the assignee to the Operator as agent for the Parties of a Clause 17 Cross Charge (modified to constitute a charge from the assignee only) and an undertaking in writing to comply forthwith with Clause 17.3 hereof regarding the registration or filing of such charge;
(b) The Deeds of Assumption or Covenant provided for in the preceding paragraph (a)(ii) of this clause shall upon their delivery to the Operator after execution by the assignee be promptly executed by the Parties and an executed counterpart shall be delivered to the assignee promptly thereafter.

19.3 ASSIGNMENT TO A CROWN CORPORATION Notwithstanding the provisions of Clause 19.2 hereof an assignee being a subsidiary of Australian Industry Development Corporation shall not be required to execute a Clause 17 Cross Charge PROVIDED THAT in lieu of the Clause 17 Cross Charge Australian Industry Development Corporation shall execute and deliver to the Operator as agent for the Parties a guarantee in such form as the Operating Committee shall approve (such approval not to be unreasonably withheld).

19.3A    CONSEQUENCES OF ASSIGNMENT
(a) Upon an assignment of a Working Interest or part thereof becoming effective as provided in Clause 19.2 hereof, without any further agreement or act on the part of any Party, the assignee shall, to the extent of the sale or assignment, become a Party in the place of the Party whose Working Interest or part thereof has been sold or assigned and such Party shall to such extent be relieved and discharged from all further performance of its obligations and duties under any and all of the Joint Venture Documents.
(b) Each Party shall, if requested by any such assignee, perform, execute, acknowledge and deliver all such further acts, deeds and assurances in relation to any and all of the Joint Venture Documents as may be reasonably required to perfect the sale or assignment of a Working Interest or part thereof to, or the assumption of rights or obligations thereunder by, such assignee.

19.4 CHARGE OF WORKING INTEREST Without prejudice to its right to charge any of its property or assets other than its Working Interest any Party (hereinafter called the "Chargor") may, without the consent of the other Parties (but subject to all other necessary consents and approvals), charge in favour of any recognised financial institution or Affiliate thereof (hereinafter called "the Chargee") the whole of its Working Interest PROVIDED THAT:

19.4.1   (a)      any such charge made by the Chargor  shall  expressly  be made subject to the provisions of the Joint Venture Documents and all of the rights and remedies of the other Parties under the Joint Venture Documents; and

         (b) contemporaneously with the execution of any such charge the Chargee shall execute and deliver to each of the Parties holding a Working Interest a Deed in substantially the form and to the effect of the Deed set out in Annexure "C" hereto and upon such execution and delivery each of such Parties shall execute and deliver to the Chargee and each of the other Parties the said Deed;

19.4.2   it shall be a term of any such charge:-

         (a) that the person exercising or enforcing any power of sale thereunder or conferred by law shall ensure that as a condition of such sale the purchaser of the whole or part of the Working Interest the subject of the charge: -

                  (i) shall execute and deliver the Deeds of Assumption or Covenant and a Clause 17 Cross Charge required under Clause 19.2 hereof; and

                  (ii) shall forthwith after the completion of such assignment duly register or record the Clause 17 Cross Charge in those jurisdictions as may be required by law to perfect the security thereby given;

         (b) that neither the Chargee nor any person claiming through or under such Chargee shall seek to partition whether by order of court or otherwise of either or both the Concession or the Joint Facilities.

         (c) that neither the Chargee nor any person claiming through or under such Chargee shall without the prior consent of all Parties (other than the Chargor) waive, release, surrender or forfeit the whole or any fractional or constituent part of the Working Interest so charged; and

         (d) that such charge shall be and shall be expressed to be subject to and shall rank for all purposes after any Clause 17 Cross Charge given by the Chargor.

19.4.3 such charge shall be limited to a floating charge except that, as regards the present and future interest of the Chargor in:-

         (i)      the Concession;

         and

         (ii) any single item of plant or equipment being Joint Facilities the current replacement price thereof exceeds $50,000 such charge may be fixed.

19.4.4 references in this Clause 19.4 to "charge" shall include a reference to mortgage, encumber or assign by way of charge and any such assignment shall not be subject to the provisions of Clauses 19.1, 19.2 and 19.3 hereof and references in this Clause 19.4 to "charging" or "charged" shall be read accordingly.

20.      AUSTRALIANISATION

20.1 AUSTRALIANISATION In the event that the Australian or Northern Territory Government requires an increase in the Australian equity participation in the Joint Venture before any proposed activity of the Joint Venture is permitted to proceed then it shall be the responsibility of those Parties who are regarded by such Governments as having less than 100% Australian ownership or equity to determine and carry out on an equitable basis such steps as may be necessary to achieve the level of Australian ownership or equity required by such Governments.

21.      RELEASE OF INFORMATION

21.1 INFORMATION CONFIDENTIAL SUBJECT TO EXCEPTIONS Except with the prior consent of all Parties each Party shall keep confidential any reports records and data studies made opinions furnished and other information obtained in the course of operations on the Concession (other than information already within the public domain) and shall not disclose the same except:-

         (i) To its respective employees and consultants for the purposes of the operations on the Concession subject to each such Party taking reasonable precautions to ensure that they keep such records data studies opinions and other information confidential.

         (ii) As may be reasonably necessary for it to comply with any statutory or regulatory obligation including but not limited to disclosure obligations under the Companies Code or Stock Exchange Listing Requirements.

         (iii) As may in the opinion of any Solicitor or Counsel acting for it or for any Affiliate be required by law or for the reasonable protection of it or such Affiliate.

         (iv) As may be necessary in connection with any bona fide proposal to assign a Party's Working Interest or part thereof or to raise funds.

21.2 DISCLOSURE TO LISTED COMPANIES To ensure compliance by any Party or Affiliate of a Party which is a listed public company in Australia with the listing regulations of the Australian Associated Stock Exchanges the Operator shall disclose immediately to all Parties any significant discovery of hydrocarbons or mineralisation within the Concession and if so required shall give to those Parties a full report on that discovery and information necessary to avoid establishment of a false market in the securities of such listed companies. Any of such listed public companies shall have the right to make all or part of that report available to the Home Exchange on which it is listed.

21.3 COPY NOTICE TO OTHER PARTIES Any Party required or wishing to make such material public in accordance with Clauses 21.1 and 21.2 shall notify the other Parties of the proposed announcement as far in advance as reasonably possible.

21.4 JOINT ANNOUNCEMENTS Notwithstanding the provisions of Clause 21.1 it is the intent of the Parties hereto that public announcements of information concerning operations on the Concession shall be made by the Operator on behalf of the Parties.

22.      RELATIONSHIP OF THE PARTIES

22.1 RIGHTS AND OBLIGATIONS SEVERAL The rights duties obligations and liabilities of the Parties shall be several and not joint or joint and several. It is the express purpose and intention of the Parties that their ownership of the Concession and the Joint Facilities shall be as tenants-in-common. Nothing contained in this Agreement or any of the Joint Venture Documents shall be construed as creating a partnership between the Parties or any of them.

22.2 NO JOINT LIABILITY Whenever in this Agreement reference is made to operations for the Joint Account or to charges or credits to the Joint Account or whenever a similar language is used, the Parties use language merely as a convenient method of referring to the accounting necessary between them and no such phraseology shall ever be construed as creating any joint liability upon the part of the parties for any obligation incurred under this Agreement.

23.      FORCE MAJEURE

23.1 OBLIGATIONS SUSPENDED BY FORCE MAJEURE If any party is rendered unable wholly or in part by force majeure to carry out its obligations under this Agreement (other than any obligation to make money payments) that Party shall give to all other Parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon the obligations of the Party giving the notice so far as they are affected by the force majeure shall be suspended during but not longer than the continuance of the force majeure. The affected Party shall use all possible diligence to remove the force majeure as quickly as possible.

23.2 CERTAIN ACTIONS NOT REQUIRED The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes lockouts or other labor difficulty by the Party involved contrary to its wishes. How all such difficulties shall be handled shall be entirely within the discretion of the Party concerned unless such Party is the Operator in which case the Operator shall comply with any direction given to it by the Operating Committee with regard thereto.

23.3 MEANING OF FORCE MAJEURE The term "force majeure" as here employed shall mean an act of God blowout strike lockout or other industrial disturbance act of the public enemy war blockade public riot lightning fire storm flood explosion governmental restraint unavailability of equipment and any other cause whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of the Party claiming suspension.

24.      LAWS AND REGULATIONS

24.1 SUBJECT TO MINISTER'S CONSENT This Agreement is subject to the consent of the Minister for Mines and Energy pursuant to Section 72 of the Petroleum Act. Each of the parties will use its best endeavours to procure the giving of such consent.

24.2 SUBJECT TO APPLICABLE LAWS This Agreement and the respective rights and obligations of the Parties hereto shall be subject to all valid and applicable laws rules ordinances regulations and orders of the Northern Territory and the Commonwealth of Australia, and in the event that this Agreement or any provision thereof is or the operations contemplated hereunder are found to be inconsistent with or contrary to any such law rule ordinance regulation or order the latter shall be deemed to control the former and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect. The Operator shall prepare and furnish to any duly constituted authority through its proper agency or department any and all reports records statements and information that may be furnished by the Operator.

24.3 PROPER LAW This Agreement shall be governed by and construed in accordance with the laws of the Northern Territory of Australia.

24.4     SUBMISSION TO JURISDICTION   Each  of   the  Parties   hereby   submits
unconditionally but not exclusively to the jurisdictions of the Courts of the Northern Territory and of the State of Queensland.

25.      ABORIGINAL LANDS

25.1 ABORIGINAL LANDS The Operator and each of the Parties hereto hereby agree that insofar as any exploration development or operating programme or any other activities may be conducted on Aboriginal lands or affect Aboriginal people within the Concession all Parties will use their best endeavours to ensure that all operations comply with all lawful requirements in regard thereto and pay due regard to the welfare of the traditional Aboriginal owners of any lands affected by such operations and of any Aboriginal communities which may be affected by such operations and accord proper respect to Aboriginal culture.

26.      DEALINGS WITH THE GOVERNMENT AND LAND COUNCIL

26.1 DEALINGS BY CONCESSION HOLDER If at any time the Operator is not the holder of a working Interest then the holder or holders of a Working Interest nominated by the others of them ("the nominated Concession holder") shall be the Party to deal with Governmental Authorities and the Central Land Council with respect to the Concession and the maintenance and good standing thereof provided that prior to any such dealing whether by meeting or in writing the nominated Concession holder shall consult with the Operator to the intent that the nominated Concession holder and the Operator shall agree on the conduct of such dealings and such dealings shall be in conformity with any directions given by the Operating Committee.

26.2 CONSULTATION WITH OPERATOR The nominated Concession holder and the Operator may establish such consultative committees as they deem appropriate to meet as required or on a regular basis for the discussion of matters relevant to prospective dealings in relation to the Concession and the maintenance thereof. The nominated Concession holder shall submit all reports and other information required for the purpose of maintenance of the Concession.

26.3 OPERATOR MAY ATTEND MEETINGS The Operator shall have the right to attend any meetings with the Government or the Central Land Council in respect of the dealings referred to in this Part. All other matters incidental thereto which are part of any activity carried out on the Concession shall be dealt with by the Operator in accordance with this Agreement.

27.      NOTICES

27.1 ADDRESSES FOR NOTICES Each Party shall keep the other Parties advised of its current address in Australia to which any notice communication offer request consent payment demand or information required to be given or furnished under this Agreement is to be addressed. Until advised otherwise the addresses of the respective Parties shall be as follows:-

MAGELLAN PETROLEUM (N.T.) PTY. LTD.
8th Floor,
National Bank Building,
420 George Street,                                     Telex:  AA40392
BRISBANE, QUEENSLAND
AUSTRALIA                                              Telephone:  (07) 221 7505

C.D. RESOURCES PTY. LTD.
10th Floor,
22 William Street,                                     Telex:  31916
MELBOURNE, VICTORIA
AUSTRALIA                                              Telephone:  (03) 614 1233

FARMOUT DRILLERS NL
13 O'Connell Street,                                   Telex:  AA70517
SYDNEY, NEW SOUTH WALES
AUSTRALIA                                              Telephone:  (02) 231 1844

CANSO RESOURCES LIMITED
169 Miller Street,                                     Telex:  AA72287
SYDNEY, NEW SOUTH WALES
AUSTRALIA                                              Telephone:  (02) 436 3022

INTERNATIONAL OIL PROPRIETARY
33rd Floor,
B.H.P. House,
140 William Street,                                    Telex:  AA32985
MELBOURNE, VICTORIA
AUSTRALIA                                              Telephone:  (03) 6024033

PANCONTINENTAL PETROLEUM LTD.
50 Margaret Street,                                    Telex:  AA71111
SYDNEY, NEW SOUTH WALES
AUSTRALIA                                              Telephone:  (02) 290 2422

IEDC AUSTRALIA PTY. LIMITED
7th Floor,
FAI Building,
231 Adelaide Terrace,                                  Telex:  AA95902
PERTH, WESTERN AUSTRALIA
AUSTRALIA                                              Telephone:  325 1244

AMADEUS OIL NL
4th Floor,
Bank of New Zealand Building,
410 Queen Street,                                      Telex:  AA43927
BRISBANE, QUEENSLAND
AUSTRALIA                                              Telephone:  (07) 221 6022

27.2 HOW NOTICES GIVEN All notices required or authorised to be given hereunder shall be given in writing by airmail cablegram telex or telegram postage or other charges prepaid and addressed to the Party at its notified address. Any notice sent by telex or telegram shall have been deemed to have been received on the next business day in the place where such notice is intended to be received after the telex or telegram is sent whether or not the telex or telegram is subsequently confirmed by letter and any notice sent by airmail postage prepaid in registered or certified cover shall be deemed to have been received on the expiration of five (5) days from the date of posting.

27.3 AUSTRALIAN REPRESENTATIVE AND ADDRESS Each Party hereto shall appoint and keep appointed a representative who shall be resident in the Commonwealth of Australia and whose address shall from time to time be advised in writing to the other Parties hereto.

28.      GENERAL

28.1 REMEDIES NOT EXCLUSIVE Each and every power and remedy hereby specifically given to Non-Defaulting Parties shall be in addition to every other power and remedy now or hereafter existing at law or in equity, and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient. All such powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any other or others.

28.2 MUTUAL INDEMNITY Each Party will indemnify and keep indemnified each of the other Parties from every claim demand action or liability or loss resulting from each and every breach or default by the indemnifying Party of any of its obligations under any of the Joint Venture Documents or otherwise in respect of the Joint Venture.

28.3 LIMITED INVALIDITY If any term clause or provision of this Agreement shall be or shall be deemed to be invalid for any reason whatsoever such invalidity shall not affect the validity or operation of any other term clause or provision of this Agreement except only so far as may be necessary to give effect to such invalidity.

28.4 WAIVER No waiver by any Party of a right or a default hereunder or any delay or omission in the exercise of any right remedy or power shall be deemed a waiver by such Party of any subsequent right power remedy or default whether of a like nature or otherwise.

28.5 HOW MONIES PAID Any sum of money paid or tendered by the Parties hereto shall be validly and effectually paid or tendered if such payment is given delivered or made in legal currency or by bank cheque or by the party's own cheque after presentment and clearance. All references to currencies shall mean Australian currency unless otherwise specifically indicated.

28.6 SUCCESSORS BOUND This Agreement shall enure for the benefit of and bind the Parties and their assigns and successors in title.

28.7 FURTHER ASSURANCE Each Party agrees that it will perform, execute, acknowledge and deliver all such further acts, deeds, assurances and instruments as shall be reasonably required for the purposes of this Agreement or otherwise to carry out the agreements made herein.

28.8 ENTIRE AGREEMENT This Agreement is the entire agreement between the Parties hereto in relation to its subject matter and each Party convenants that it has full right title and power to enter into this Agreement.

28.9 AMENDMENT This Agreement may not be amended except by one or more written instruments executed by all the Parties hereto.

28.10 NO PARTITION No party shall institute any action or proceedings for partition or sale in lieu of partition of either or both of the Concession or the Joint Venture Facilities.

28.11    COUNTERPARTS   This  Agreement  may  be   executed  in  any  number  of
counterparts each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                               THE FIRST SCHEDULE

                      The Working Interests of the Parties


                                                                  %
           Magellan Petroleum (NT) Pty. Ltd.                   56.875
           C.D. Resources Pty. Ltd.                             9.375
           Farmout Drillers N.L.                                9.375
           Canso Resources Limited                             15.375
           International Oil Proprietary                        3.504
           Pancontinental Petroleum Limited                      3.00
           IEDC Australia Pty. Limited                          1.248
           Amadeus Oil NL                                       1.248

                  IN WITNESS WHEREOF the parties have executed this Operating Agreement as at the date and year first herein set out.

THE COMMON SEAL of MAGELLAN                )
PETROLEUM (N.T.) PTY. LTD. was             )
hereunto affixed by authority              )
of the Board of Directors in               )
the presence of ROY MARSHALL               )             /s/ Roy M. Hopkins
HOPKINS a Director and HEDLEY              )                  Director
HOWARD the Secretary thereof               )
                                                         /s/ Hedley Howard
                                                              Secretary


EXECUTED by C.D. RESOURCES PTY.            )
LTD. by being signed sealed and            )
delivered by SIR RUPERT HAMER              )
its duly constituted Attorney              )
in the presence of:                        )
                                                        /s/ Sir Rupert Hamer
                                                              Attorney
            /s/ P. Simpson


EXECUTED by FARMOUT DRILLERS               )
by being signed sealed and                 )
delivered by DONALD BRIAN                  )
JOHNSTON its duly constituted Attorney     )
in the presence of:                        )
                                                       /s/ Donald B. Johnston
                                                              Attorney
            /s/ P. Simpson


EXECUTED by CANSO RESOURCES                )
LIMITED by being signed sealed             )
and delivered by DONALD BRIAN              )
JOHNSTON its duly constituted              )
Attorney in the presence of:               )
                                                       /s/ Donald B. Johnston
                                                              Attorney
            /s/ P. Simpson


EXECUTED by INTERNATIONAL OIL              )
PROPRIETARY by being signed                )
sealed and delivered by KEVIN              )
VICTOR HISCOX its duly constituted         )
Attorney in the presence of:               )
                                                         /s/ Kevin V. Hiscox
                                                              Attorney
            /s/ P. Simpson

EXECUTED by PANCONTINENTAL                 )
PETROLEUM LTD. by being signed             )
sealed and delivered by GEOFFREY JOHN KERR )
its duly constituted Attorney              )
in the presence of:                        )
                                                        /s/ Geoffrey J. Kerr
                                                              Attorney
     /s/ _________________________


THE COMMON SEAL of IEDC                    )
AUSTRALIA PTY. LTD. was hereunto           )
affixed by authority of                    )
the Board of Directors in the              )
presence of BRIAN JAMES BARKER             )
and BRIAN JON LEUCKE two                   )
Officers authorised to affix               )
the Seal                                   )
                                                         /s/ Brian J. Barker

                                                         /s/ Brian J. Leucke


EXECUTED by AMADEUS OIL NL by              )
being signed sealed and                    )
delivered by ALAN SURREY BOGG              )
its duly constituted Attorney              )
in the presence of:                        )
                                                          /s/ Alan S. Bogg
                                                              Attorney
            /s/ P. Simpson

                                  ANNEXURE "A"

--------------------------------------------------------------------------------


                              ACCOUNTING PROCEDURE

                              1. GENERAL PROVISIONS

1.       DEFINITIONS

         Any term used herein shall have the meaning assigned to it by the Operating Agreement to which this Accounting Procedure is attached.

2.       STATEMENTS AND ACCOUNTS

         The Operator shall on or before the last day of a month debit each Non-Operator for its proportionate share of costs and expenditures during such preceding month and forward to each Non-Operator an accounting statement showing the details of all charges and credits for the Joint Account.

3.       PAYMENTS BY NON-OPERATOR

         Each Party shall pay its proportion of all such accounts within fifteen
         (15) days after receipt of such accounting statement. If payment is not made within such time the unpaid balance shall bear interest from the end of the said period at the Default Interest Rate until paid.

4.       ADJUSTMENTS

         Payments of any such accounts shall not prejudice the right of any Non-Operator to protest or question the correctness thereof. Subject to the exception noted in Clause 5 of this Section 1 all statements rendered to any Non-Operator by the Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four
         (24) months following the end of any such calendar year unless within the said twenty-four (24) month period such Non-Operator takes written exception thereto and makes a claim on the Operator for adjustment. The failure on the part of such Non-Operator to make a claim on the Operator for adjustment within such period shall establish the correctness thereof and preclude it from filing objections thereto or making claims for adjustment thereon. The provisions of this Clause shall not prevent adjustments resulting from physical inventory of property as provided for in Section 6 "Inventories" hereof.

5.       AUDITS

         (i) A Non-Operator upon not less than thirty (30) days notice in writing to the Operator and all the other Non-Operators shall have the right to audit the Operator's accounts and records relating to the accounting hereunder for any calendar year within the twenty-four (24) month period following the end of such calendar year provided however that the Non-Operator must take written exception to and make a claim upon the Operator for all discrepancies disclosed by the said audit within the said twenty-four (24) month period. Where there are two or more Non-Operators the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in a minimum of inconvenience to the Operator.

         (ii) The Operator shall cause its external auditors to carry out an audit of the accounts and records of the Joint Venture and records relating to the accounting hereunder for each period of twelve calendar months ending on each 30th June. Such audit shall be carried out as soon as is reasonably possible and the Operator shall forward a copy of the audit report given by such auditors to each Non-Operator. The costs of such audit shall be for the Joint Account.

                      2. OPERATING AND DEVELOPMENT CHARGES

Subject to limitations hereinafter prescribed the following items shall be charges for the Joint Account to the extent that provision has been made therefor in a programme or budget approved by the Operating Committee for the Work or expenditure is otherwise authorised by the Operating Agreement.

1.       RENTALS

         Rentals and like payments for the Concession, the Joint Facilities or the Joint Account.

2.       LABOR

         (a) Salaries and wages of the Operator's employees in Australia and fees of the Operator's consultants in Australia engaged for the benefit of the Concession or the Joint Facilities or part thereof in the exploration development maintenance and operation thereof including salaries or wages paid to geologists and other employees in Australia who are temporarily assigned to and directly employed for the benefit of the Concession or the Joint Facilities or part thereof.

         (b) Salaries and wages and fees of the Operator's employees and consultants located outside Australia who are temporarily assigned to and directly employed for the benefit of the Concession or the Joint Facilities or part thereof when prior approval of the use of such employee is given by the Operating Committee.

         (c) The Operator's cost of holidays vacation sickness disability benefits living and housing allowances travel time bonuses and other customary allowances applicable to the salaries and wages chargeable under sub-clauses (a) and (b) of this Clause and Clause 11 of this Section 2. Costs under this sub-clause
                  (c) may be charged on a "when and as paid" basis.

         (d) Expenditures or contributions made pursuant to assessments imposed by any Governmental authority which are applicable to the Operator's labor cost of salaries and wages as provided under sub-clauses (a) and (b) of this Clause and Clause 11 of this Section 2.

         (e) Termination payments made by the Operator to employees who were directly engaged for the benefit of the Concession or the Joint Facilities or part thereof but who are no longer required for such purpose and as a result thereof whose employment by the Operator is terminated.

         (f) For the purpose of this Clause, the expression "Operator" shall include an Affiliate of the Operator and the provisions of this Clause 2 shall extend and apply to employees of such Affiliate as though they were employees of the Operator.

         (g) Where the Operator's employees geologists or consultants are not engaged full time in the service of the Joint Venture salaries wages or fees and any other costs in respect thereof charged pursuant to this Clause shall be in proportion to the time devoted to the service of the Joint Venture.

3.       EMPLOYEE BENEFITS

         The Operator's current cost of established plans for group life insurance hospitalisation pension retirement stock purchase bonus and other benefit plans of a like nature for its employees shall be applicable to the Operator's labor cost provided that where an employee is not engaged full time on the Concession or the Joint Facilities or part thereof a pro-rata proportion thereof only shall be charged.

4.       MATERIAL

         The material equipment and supplies purchased or furnished by the Operator for the Joint Account. So far as it is reasonably practical and consistent with efficient and economical operation only such material shall be purchased for or transferred to the Concession or the Joint Facilities or part thereof as may be required for immediate use and the accumulation of surplus stocks shall be avoided.

5.       TRANSPORTATION

         Transportation of employees consultants equipment material and supplies necessary for Work subject to the following limitations:-

         (a) If material is moved to the Concession or the Joint Facilities or part thereof from the vendor's or from the Operator's warehouse or other place no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store or railway receiving point where such material is available except with the approval of the Operating Committee.

         (b) If surplus material is moved to the Operator's warehouse or other storage point no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store or railway receiving point except with the approval of the Operating Committee.

6.       SERVICE

         (a)      Outside services:

                  The cost of contract services and utilities procured from outside sources.

         (b) Use of Operator's equipment and facilities as provided in Clause 5 of Section 3 entitled "Operator's exclusively owned facilities".

7.       DAMAGES AND LOSSES TO CONCESSION AND EQUIPMENT

         All costs or expenses necessary to replace or repair damages or losses to any of the Joint Facilities not recovered by insurance or not borne by the Operator or a Non-Operator pursuant to the Agreement. The Operator shall furnish to the Non-Operators written notice of damages or losses incurred as soon as practicable after report of the same has been received by the Operator.

8.       LITIGATION EXPENSE

         All costs and expenses of litigation and arbitration or legal services otherwise necessary or expedient for the protection of the Concession and the Joint Facilities including legal fees and expenses as hereinafter provided together with the amount of all judgments and awards obtained against the parties or any of them on account of Work and actual expenses incurred by any Party or Parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted against the Parties or the subject matter of the Agreement.

         (a) If all the Parties shall so agree actions or claims affecting all the Parties may be handled by the legal staff of one or more of the Parties; and a charge commensurate with cost of providing and furnishing such services rendered may be rendered for the Joint Account but no such charge may be made until approved by the legal advisers for the respective Parties.

         (b) Fees and expenses of legal advisers not on the legal staff of one or more of the Parties shall not be charged for the Joint Account unless authorised by the Operating Committee which authorisation shall not be unreasonably withheld.

9.       TAXES

         All taxes of every kind and nature (except taxes measured by the income of the Parties and charges measured by a Party's share of Petroleum produced from the Concession or Petroleum Products) assessed or levied upon or in connection with the Concession or the Joint Facilities, the production therefrom or the operation thereof, and which taxes have been paid by the Operator for the benefit of the Parties.

10.      INSURANCE AND CLAIMS

         (a) Premiums paid for insurance required to be carried for the benefit of the Parties together with all expenditures incurred and paid in settlement of any and all losses claims damages judgments and other expenses including legal services not recovered from insurance carrier.

         (b) If no insurance is required to be carried all the actual expenditures incurred and paid by the Operator in settlement of any and all losses claims damages judgments and any other expenses including legal services shall be charged to the Joint Account.

11.      FIELD OFFICE CAMP EXPENSE

         A pro rata portion of the salaries and expenses of the Operator's supervisory personnel and other employees (serving the Concession or the Joint Facilities and other properties in the same operating area) whose time is not allocated directly to the Concession or the Joint Facilities, and a pro rata portion of the cost of maintaining and operating a field office and necessary sub-offices (if any) maintained for the convenience of the above described office and all necessary camps including housing facilities for employees (if required used in the conduct of the operations on the Concession or the Joint Facilities and other properties operated in the same locality). The expense of, less any revenue from, these facilities shall be inclusive of depreciation on the investment. Such charges shall be apportioned to all properties served on some equitable basis consistent with the Operator's accounting practice. If the facilities contemplated by this Clause shall serve the Concession or the Joint Facilities only, then all costs will be charged direct to the Joint Account.

12.      ADMINISTRATIVE OVERHEAD

         All indirect costs including management and administrative overhead (whether in Australia or elsewhere) not included in provisions of
         Section 2 hereof other than this Clause 12 shall be charged as a percentage of costs in accordance with the following:-

         (i) for each well drilled, 5% of the first One Million Dollars expended thereon and 2% of all moneys thereafter expended thereon;

         (ii) for geological geophysical and other exploration or appraisal or activity or operations (not being well drilling) 5% of all moneys expended thereon;

         (iii)    for production facilities and pipelines:-

                  (a) with respective capital budgets not exceeding $5,000,000.00 5% of the first One Million Dollars and 2% of all costs thereafter incurred while carrying out an approved programme on such activities;
                  (b) with respective capital budgets in excess of $5,000,000.00, such amounts or percentages of costs as may be proposed by the Operator and approved by the Operating Committee;

         (iv) for all activity or operations for the production treatment and delivery of petroleum 5% of all costs incurred therein;

         (v) where the aggregate of the charges made pursuant to sub-paragraphs (i) and (ii) hereof is less than $1,000.00 in any month such additional amount as is necessary to bring the aggregate charges for such month to $1,000.00.

         The said amounts of $5,000,000.00 and $1,000.00 referred to in sub-paragraphs (iii) and (v) hereof shall be increased for each year of operations beginning with the year commencing on 1st January, 1986 in proportion to the rise (if any) in the All Groups Consumer Price Index for the City of Brisbane for the immediately preceding quarter ending on the 31st day of December over the same index for the quarter ending on the 31st day of December, 1984.

13.      OPERATOR'S FULLY OWNED WAREHOUSE OPERATING AND MAINTENANCE EXPENSE

         Any charges for the Operator's fully owned warehouse operating and maintenance expenses are to be approved by the Operating Committee.

14.      OTHER EXPENDITURES

         Any expenditure, other than expenditures which are covered and dealt with by the foregoing provisions of this Section 2, incurred by the Operator for the necessary and proper development, maintenance, and operation of the Concession.

                    3. BASIS OF CHARGES FOR THE JOINT ACCOUNT

1.       PURCHASES

         Material and equipment purchased and service procured shall be charged at the price paid by the Operator after deduction of all subsidies rebates commissions or discounts actually received.

2.       MATERIAL FURNISHED BY THE OPERATOR

         Material required for Work shall be purchased for direct charge for the Joint Account whenever practicable, except that the Operator may furnish such material from the Operator's stocks under the following conditions:-

         (a)      New Material (Condition "A").

                  (i) New material transferred from the Operator's warehouse or other properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where such material is available, at current replacement cost of the same kind of material. This will include material such as tanks, pumping units, sucker rods, engines, and other major equipment. Tubular goods; two inch (2") and over, shall be priced on car-load basis effective at date of transfer and f.o.b. railway receiving point nearest the Concession, regardless of quantity transferred.

                  (ii) Other material shall be priced on basis of a reputable supply company's preferential price list effective at date of transfer and f.o.b. the store or railway receiving point nearest the joint account operation where such material is available.

                  (iii)    Cash discount shall not be allowed.

         (b)      Used material (Conditions "B" and "C").

                  (i) Material which is in sound and serviceable condition and is suitable for re-use without reconditioning shall be classed as Condition "B" and priced at seventy-five percent (75%) of new price.

                  (ii) Material which cannot be classified as Condition "B" but which -

                           (a)      after   reconditioning   will   be   further
                                    serviceable for original function as good secondhand material (Condition "B") or

                           (b)      is   serviceable   for   original   function
                                    but   substantially    not   suitable    for
                                    reconditioning,

                           shall be classed as Condition "C" and priced at fifty percent (50%) of new price.

                  (iii)    Material  which cannot be classified as Condition "B"
                           or   Condition   "C"  shall  be  priced  at  a  value
                           commensurate with its use.

                  (iv)     Tanks,  buildings,   and  other  equipment  involving
                           erection   costs  shall  be  charged  at   applicable
                           percentage of knocked down new price.

3.       PREMIUM PRICES

         Whenever materials and equipment are not readily obtainable at the customary supply point and at prices specified in Clauses 1 and 2 of this Section 3, because of national emergencies, strikes or other unusual causes over which the Operator has no control the Operator may charge the Parties for the required materials on the basis of the
         Operator's direct cost and expense incurred in procuring such materials, in making it suitable for use, and in moving it to the location, provided, however, that notice in writing is furnished to the Non-Operators of the proposed charge prior to debiting the Non-Operators for the material and/or equipment acquired pursuant to this provision, whereupon any Non-Operator shall have the right by so electing and notifying the Operator within ten (10) days after receiving notice from the Operator, to furnish in kind, or in tonnage as the Parties may agree, at the location nearest railway receiving point, or the Operator's storage point within a comparable distance, all or part of his share of material and/or equipment suitable for use and acceptable to the Operator.

         Transportation costs on any such material furnished by the Non-Operators, at any point other than at the location, shall be borne by such Non-Operators. If, pursuant to the provision of this Clause, and the Non-Operators furnish material and/or equipment in kind the Operator shall make appropriate credits therefor to the account of the said Non-Operators.

4.       WARRANTY OF MATERIAL FURNISHED BY THE OPERATOR

         The Operator does not warrant the material furnished beyond the dealer's or the manufacturer's warranty or guarantee and the Operator will hold the benefit of any such warranty or guarantee for the Parties; and in case of defective material, credit shall not be passed until adjustment has been received by the Operator from the manufacturers or their agents.

5.       THE OPERATOR'S EXCLUSIVELY OWNED FACILITIES

         The following rates shall apply to service rendered by facilities owned exclusively by the Operator:-

         (a) Water, fuel, power, compressor and other auxiliary services at rates commensurate with cost of providing and furnishing such service to the Concession or the Joint Facilities but not exceeding rates currently prevailing in the field where the Concession or the Joint Facilities is or are located.

         (b) Automotive equipment at rates commensurate with cost of ownership and operation. Such rates should generally be in line with the schedule of rates adopted by recognised organisations as recommended uniform charges for the Joint Account and revised from time to time. Automotive rates shall include cost of oil, gas, repairs, insurance and other operating expense and depreciation; and charges shall be based on use in actual service on, or in connection with, operations on the Concession or the Joint Facilities. Truck and tractor rates may include wages and expenses of the driver.

         (c) A fair rate shall be charged for the use of drilling and cleaning out tools and any other items of the Operator's fully owned machinery or equipment which shall be ample to cover maintenance, repairs, depreciation, and the service furnished the Concession or the Joint Facilities; provided that such charges shall not exceed those currently prevailing in the field where the Concession or the Joint Facilities is or are located. Pulling units shall be charged at hourly rates commensurate with the cost of ownership and operation, which shall include repairs and maintenance, operating supplies, insurance, depreciation and taxes. Pulling unit rates may include wages and expenses of the Operator.

         (d) A fair rate shall be charged for laboratory services performed by the Operator for the benefit of the Parties, such as gas, water core, and any other analyses and tests; provided such charges shall not exceed those currently prevailing if performed by outside service laboratories.

         (e) Whenever requested, the Operator shall inform the Operating Committee in advance of the rates it proposes to charge.

         (f) Rates shall be revised and adjusted from time to time when found to be either excessive or insufficient.

                   4. DISPOSAL OF LEASE EQUIPMENT AND MATERIAL

The operator shall be under no obligation to purchase the interest of the Non-Operators in surplus new or secondhand material. The disposition of major items of surplus material, such as derricks, tanks, engines, pumping units, and tubular goods, shall be subject to approval of the Operating Committee; provided the Operator shall have the right to dispose of normal accumulations of junk and scrap material either by transfer or sale from the Concession or the Joint Facilities. The nett proceeds of any disposal of items owned by the Joint Account shall be credited to the Joint Account

1.       MATERIAL PURCHASED BY THE OPERATOR OR THE NON-OPERATORS

         Material purchased by either the Operator or any Non-Operator shall be credited by the Operator to the Joint Account for the month in which the material is removed by the purchaser.

2.       DIVISION IN KIND

         Division of material in kind, if made between the Operator and the Non-Operators shall be in proportion to their respective interests in such material. Each Party will thereupon be charged individually with the value of the material received or receivable by each Party, and the corresponding credits will be made by the Operator to the Joint
         Account. Such credits shall appear in the monthly statement of operations.

3.       SALES TO OUTSIDERS

         Sales to outsiders of material from the Concession or the Joint Facilities shall be credited by the Operator to the Joint Account of the net amount collected by the Operator from the purchaser. Any claims by the purchaser for defective material or otherwise shall be charged back for the Joint Account if and when paid by the Operator.

                    5. BASIS OF PRICING MATERIAL TRANSFERRED

Material purchased by either the Operator or any Non-Operator or divided in kind, unless otherwise agreed, shall be valued on the following basis.

1.       NEW PRICE DEFINED

         New price as used in the following clauses shall have the same meaning and application as that used above in Section 3 "Basis of charges for the Joint Account."

2.       NEW MATERIAL

         New materials (Condition "A"), being new material procured for the Joint Account but never used thereon at one hundred percent (100%) of current new price (plus sales tax, if any).

3.       GOOD USED MATERIAL

         Good used material (Condition "B"), being used material in sound and serviceable condition suitable for re-use without reconditioning:-

         (a) At seventy-five percent (75%) of current new price if material was charged for the Joint Account as new, or

         (b) At sixty-five percent (65%) of current new price if material was originally charged for the Joint Account as secondhand at seventy-five percent (75%) of the new price.

4.       OTHER USED MATERIAL

         Used material (Condition "C") at fifty percent (50%) of current new price, being used material which:-

         (a) After reconditioning will be further serviceable for original function as good secondhand material (Condition "B"), or

         (b) Is serviceable for original function but substantially not suitable for reconditioning.

5.       BAD ORDER MATERIAL

         Material and equipment (Condition "D") which is no longer usable for its original purpose without excessive repair cost but is further usable for some other purpose shall be priced on a basis comparable with that of items normally used for that purpose.

6.       JUNK

         Junk (Condition "E"), being obsolete and scrap material at prevailing prices.

7.       TEMPORARILY USED MATERIAL

         When the use of material is temporary and its service does not justify the reduction in price as provided in Clause 3(b) above, such material shall be priced on a basis that will leave a net charge for the Joint Account consistent with the value of the service rendered.

                                 6. INVENTORIES

1.       PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At least annually all equipment plant machinery and supplies forming part of the Joint Facilities inventories shall be taken by the Operator, subject to the Agreement which shall include all such material as is ordinarily considered controllable by Operators of oil and gas properties. Written notice of intention to take inventory shall be given by the Operator at least thirty (30) days before any inventory is to begin so that the Non-Operators may be represented when any inventory is taken.

         Failure of any Non-Operator to be represented at an inventory shall bind such Non-Operator to accept the inventory taken by the Operator, who shall in that event furnish such Non-Operator with a copy thereof.

2.       RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         A reconciliation of inventory shall be made by the Operator and approved by the Operating Committee. Inventory adjustments shall be made by the Operator for averages and shortages, but the Operator shall be held accountable to the Non-Operators only for shortages due to negligence on its part.

3.       SPECIAL INVENTORIES

         Special inventories may be taken at the expense of a Non-Operator whenever there is any sale or change of interest in the Concession and the Joint Facilities. In such cases, both the seller and the purchaser shall be represented and shall be governed by the inventory so taken, which shall be taken at the cost of the purchaser.

                                       "B"


                             CLAUSE 17 CROSS CHARGE
                                  (Clause 17.5)


THIS DEED is made the _____________ day of ______________ 198___ Between


MAGELLAN PETROLEUM (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin of the First Part


C.D. RESOURCES PTY. LTD. a Company incorporated in the State of South Australia and having its registered office in the Northern Territory at C/- Coopers & Lybrand, Civic Centre, Harry Chan Avenue, Darwin aforesaid of the Second Part


FARM OUT DRILLERS NL a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid of the Third Part


CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., First Floor, 19 The Mall, Darwin aforesaid of the Fourth Part


INTERNATIONAL OIL PROPRIETARY an unlimited Company incorporated in the State of Victoria and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid of the Fifth Part


PANCONTINENTAL PETROLEUM LTD a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., 19 The Mall, Darwin aforesaid of the Sixth Part


IEDC AUSTRALIA PTY. LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- W. & B. Pty. Ltd., First Floor, The Vic, Lot 2310 Smith Street, Darwin aforesaid of the Seventh Part


AMADEUS OIL NL a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid of the Eighth Part.


AND


MAGELLAN PETROLEUM (N.T.) PTY. LTD. aforesaid in its capacity as Operator under the Palm Valley Operating Agreement as hereinafter defined (hereinafter called "the Operator") of the Ninth Part

W H E R E A S:

A. Pursuant to an agreement made the ______________ day of ______________ 1985 between the Parties hereto (hereinafter called "the Palm Valley Operating Agreement"), the Parties hereto provided for their respective rights and obligations with respect to Petroleum Lease No. 3 granted under the Petroleum (Prospecting & Mining) Act 1954-1982 of the Northern Territory of Australia.

B. Certain payments are to be made from time to time by each of the Participants pursuant to the Joint Venture Documents.

C. The Participants have agreed to enter into this Deed for the purpose of securing their respective obligations to make the payments referred to in Recital B hereof.

NOW THIS DEED WITNESSES that the Participants hereby covenant and agree as follows:-

1.       In this Deed, the following terms shall have the following meanings: -

1.1 "Concession" has the meaning given to it by Clause 1.1(v) of the Palm Valley Operating Agreement.

1.2 "Defaulting Participant" means a Participant which is in default in the payment of any Indebtedness.

1.3 "Due Date" means the date on which any sum becomes properly due and payable by a Participant pursuant to the terms of any of the Joint Venture Documents.

1.4 "Indebtedness" means a payment which a Participant is liable to make under any of the Joint Venture Documents and which remains unpaid on its Due Date.

1.5 "Joint Venture Documents" has the meaning given to it by Clause 1.1(xi) of the Palm Valley Operating Agreement.

1.6 "Joint Facilities" has the meaning given to it by Clause 1.1(xii) of the Palm Valley Operating Agreement.

1.7 "Operator" means any person from time to time holding the appointment of Operator under the Palm Valley Operating Agreement.

1.8 "Participating Interest" with respect to a Participant means its Working Interest, its share of Petroleum recovered from the Concession, its interest in any present or future Sales Contracts and the proceeds of sale thereunder.

1.9 "Participants" means the Parties to this Deed of the First to the Eighth Parts (inclusive) and their respective successors and assigns who execute the Deeds of Assumption or Covenant provided for in Clauses 19.2(b)(ii) or Clause 19.4.2.(a)(i) of the Palm Valley Operating Agreement.

1.10 "Petroleum" has the meaning given to it in the Palm Valley Operating Agreement.

1.11 "Sales Contracts" means any contract for the sale of products from the Concession in which a Participant is the seller or one of the sellers thereunder and whether or not executed before or after the Palm Valley Operating Agreement or this Deed.

1.12     "Special Charge" means a charge held by any Special Chargee.

1.13 "Special Chargee" means any chargee who holds a charge from a Participant over its Working Interest, which charge complies substantially with Clause 19.4 of the Palm Valley Operating Agreement and to the extent it charges the Working Interest of that Participant ranks in point of security immediately after this Deed and who has given notice of the creation of such charge to all other Participants within 21 days of the date of this Deed or from the date of the creation of such charge, whichever is the later.

1.14 In this Deed, unless the context otherwise requires, the singular includes the plural and vice versa.

2. For the purpose of securing the rights of the Participants and Operator with respect to the payment of the Indebtedness of a Defaulting Participant, each Participant:-

(a) hereby covenants with each of the other Participants and the Operator to pay all Indebtedness; and

(b) for the purposes of securing such covenant hereby by way of first charge charges as beneficial owner its Participating Interest in favour of each of the other Participants and the Operator jointly. Such charge shall be a first floating charge except that as regards the present and future interest of such Participant in:-

         (i)      the Concession;

         (ii)     any Sales Contracts to which it is a party;

         (iii) any freehold and leasehold land included amongst the Joint Facilities; and

         (iv) any single item of plant or equipment included within the Joint Facilities the current replacement cost whereof is in excess of $50,000;

         such charge shall be a first fixed charge. Such first floating charge and first fixed charge shall rank ahead of and in priority to any and all other mortgages, charges, security interests or other encumbrances given, entered into or incurred by such Participant over or in respect of its Participating Interest or any part thereof. Such Participant hereby covenants with each of the other Participants and the Operator that any such other mortgage, charge, security interest or other encumbrance which may be given or entered into by it shall acknowledge the priority of and be subject to the charge in favour of the other Participants and the Operator hereby created and shall contain a provision that any such other mortgage, charge, security interest or other encumbrance is thereby postponed to the rights of each of the other Participants and the Operator hereunder.

3. If any Indebtedness of a Defaulting Participant shall remain unpaid at the expiration of:-

(a)      fifteen (15) days from the Due Date of that Indebtedness; and

(b) twenty-one (21) days from the date written notice has been given by any Non-Defaulting Participant or the Operator to any Special Chargee who has the benefit of any outstanding Special Charges from the Defaulting Participant notifying that Special Chargee of the Defaulting Participant's Indebtedness,

then, unless and until such Indebtedness is paid in full, any non-defaulting Participant, or the Operator as agent for the Non-Defaulting Participants, may exercise each and every power and remedy provided herein to enforce the charge herein granted by the Defaulting Participant and use and apply any moneys realised from the exercise of any such power or remedy as hereinafter provided.

         Notwithstanding the foregoing, the Operator shall not take any such action unless, but shall take such action if, it is directed to do so by Non-Defaulting Participants whose Working Interests aggregate a simple majority of the total Working Interests of the Non-Defaulting Participants.

4. The floating charge created by this Deed shall not hinder any sale or other dealings by any Participant or the Operator in the ordinary course of or for the purpose of carrying on the business of the Joint Venture or with the property and assets charged thereby prior to the commencement of proceedings to enforce the charge. The property and assets charged by this Deed as a fixed charge shall not be sold or otherwise disposed of prior to the commencement of proceedings to enforce the charge except as permitted under the Palm Valley Operating Agreement. None of the property or assets charged by this Deed, whether by way of floating charge or fixed charge, shall be subject to any charge mortgage pledge lien security interest or other encumbrance ranking either in priority to or pari passu with the charge created by this Deed, except as provided in Clause 6(b) of this Deed.

5. The Operator or any other Participant entitled pursuant to Clause 3 hereof to take action to enforce the said charge may at any time after its entitlement to enforce the said charge arises appoint a Receiver or a Receiver and Manager (hereinafter referred to as "the Receiver") of the property and assets of the Defaulting Participant charged hereunder (hereinafter called "the Charged Property") and may in like manner from time to time remove any Receiver so appointed and appoint another in his stead. Any such appointment or removal shall be in writing. A Receiver so appointed shall be deemed the agent of the Defaulting Participant which shall be solely responsible for his acts and defaults and for his remuneration.

6. The Receiver or Operator or any other party to this Deed entitled pursuant to Clause 3 hereof to take action to enforce the said charge (hereinafter referred to as "the Enforcing Party" which expression shall include the Receiver) may exercise any or all of the following powers, authorities and discretions (which shall be interpreted separately and not be reference to one another) in addition to all other powers, authorities and discretions conferred on him by law and subject always to the terms and conditions of the Palm Valley Operating Agreement:-

(a) to take possession of, collect and get in the Charged Property and for that purpose to take any proceedings in the name of the Defaulting Participant or otherwise as seem expedient and to give effectual receipts accordingly for the same;

(b) to cause the Defaulting Participant to continue to be associated with the other Participants pursuant to the Palm Valley Operating Agreement as a party thereto and to fulfil its several obligations thereunder or under the Sales Contracts or concur in the continuance of the same and for that purpose to use any of the funds of such Participant and for that purpose to raise and use money on the Charged Property in priority to this charge;

(c) to direct any buyer under a Sales Contract to which the Defaulting Participant is a party to pay direct to the Enforcing Party any proceeds of sale due to that Participant;

(d) to receive store and/or sell what otherwise would have been the Defaulting Participant's share of products derived from or produced from the Concession (provided such products are not the subject of a Sales Contract) on terms and conditions similar to those which may have been obtained by any other Participant and the exercise of such powers by the Receiver shall not be prevented or hindered by the terms hereof;

(e)      to let or lease any or all of the Charged Property;

(f) to sell or concur in selling the Charged Property or any part thereof or any interest therein either at public auction or by private treaty and either for a lump sum or a sum payable by instalments or for a sum on account and a mortgage or charge for the balance, in each case after giving to the Defaulting Participant and each Special Chargee at least seven (7) days' notice of his intention to sell and to carry any such sale into effect by conveying and transferring in the name and on behalf of the Defaulting Participant or otherwise;

(g) to execute all such contracts, deeds, transfers and other assurances in the name and on behalf of the Defaulting Participant for the purpose of carrying into effect any of the powers and authorities conferred on the Enforcing Party as he may see fit;

(h)      to make any arrangement or compromise which he thinks expedient;  and

(i) generally to do or cause to be done such acts and things with respect to the Charged Property (without being responsible for any loss or damage which happens thereby) as he may think necessary and which could have been done or caused to be done by any Receiver if he had the absolute ownership of the Charged Property.

Any person paying money to or otherwise dealing with the Enforcing Party shall not be concerned to enquire whether any event has occurred to authorise the Enforcing Party to act and the receipt of any such Enforcing Party for any moneys arising under any of the powers aforesaid shall be a sufficient discharge without obliging the persons paying the same to see to the application thereof.

7. The proceeds realised from the exercise of the powers referred to in Clause 6 hereof for the sale thereof shall be applied:-

FIRSTLY: in payment of any obligations having priority to the charge hereby created;

SECONDLY:         in  payment  of  all  costs,   charges  and  expenses  of  and
                  incidental to the appointment of the Receiver and the exercise by the Enforcing Party of all or any of the powers aforesaid including the reasonable remuneration of the Enforcing Party;

THIRDLY: to the Operator the amount of any Indebtedness to the extent that the same has not been paid by other Participants in accordance with the provisions of Clause 17.3 of the Palm Valley Operating Agreement, and to the Participants who have paid their full proportionate share of any Indebtedness on behalf of the Defaulting Participant in accordance with the provisions of Clause 17.3 of the Palm Valley Operating Agreement such proportionate share of any Indebtedness so paid and not otherwise recovered;

FOURTHLY:         in payment of any outstanding obligation;  or liability of the
                  Defaulting  Participant  under   any  of  the   Joint  Venture
                  Documents; and then

FIFTHLY: all amounts (if any) recovered in excess of the sum required to discharge the Indebtedness shall subject to proper claims enforceable under other encumbrances be paid to the Defaulting Participant.

Save as aforesaid neither the Non-Defaulting Participants nor the Operator (unless it be a Participant in default) shall be under any liability to the Enforcing Party for his remuneration costs, charges or expenses or otherwise.

8. Claims arising from the priority described within the paragraph "THIRDLY" of Clause 7 hereof shall as between such claims rank pari passu with the result that if the amount realised in any such action shall be insufficient to discharge all Indebtedness described in such clause the amount available therefor shall be apportioned among the claimants in proportion to their respective claims.

9. The charge created by this Deed shall be deemed a running and continuing security notwithstanding any settlement on account of particular amounts or any other matter or thing whatsoever and shall remain in full force until a final discharge thereof has been executed by the Operator and the Non-Defaulting Participants.

10. Insofar as this charge pertains to the Participating Interest of the Defaulting Participant enforcement hereof shall also be subject to the provisions of Clauses 19.4.2(a), 19.4.2(b), 19.4.2(c), 18 and 28.10 of the Palm Valley Operating Agreement and in the event of any conflict between this Deed and a Deed in the form of Annexure "C" to the Palm Valley Operating Agreement on the one hand and the said Clauses of the Palm Valley Operating Agreement on the other hand the latter shall prevail.

11. Each Participant shall from time to time execute and deliver such further charges and other documents (including without limiting the generality of the foregoing, mortgages or charges collateral hereto of its interest in all or some of the titles constituting the Concession in a form registrable as a legal mortgage or charge under the laws pursuant to which such titles are granted) as may be reasonably requested by any chargee in order to confirm or effectuate the intent and purposes of this Deed. Each of the Parties granting a charge hereunder shall forthwith duly register or record this Deed and shall file or record such other notice or documents relating thereto in such jurisdictions as may be required by law to perfect the security hereby given.

12. Each Participant and the Operator hereby covenants with each of the other Participants that it has full power to enter into this Deed and to charge the Charged Property as provided herein.

13. Each Participant hereby covenants with each of the other Participants and the Operator to execute and deliver all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to release and discharge the charge hereby created to enable a Participant to sell and transfer its Participating Interest where such sale and transfer is in accordance with the Palm valley Operating Agreement and to duly register, file or record all such notices or documents relating thereto in such jurisdictions as may be required by law to perfect such release, discharge or substitution as aforesaid.

14. Each and every power and remedy herein specifically given to a non-defaulting Participant or the Operator shall be in addition to every other power and remedy now or hereafter existing at law or in equity, and each and every power and remedy may be exercised from time to time and simultaneously as often and in such order as may be deemed expedient. All such powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other power or remedy and no renewal or extension of any Indebtedness shall impair any such power or remedy or shall be construed to be a waiver of any default or an acquiescence therein.

15. It is acknowledged and agreed that no covenant or charge is given or created under Clause 2 of this Deed by any subsidiary of Australian Industry Development Corporation which becomes a Participant, although such subsidiary on becoming a Participant shall have the benefit of this Deed and as a non-defaulting Participant shall be entitled to enforce the rights and remedies of a Non-Defaulting Participant hereunder.

16. All notices required to be given by or pursuant to this Deed shall unless otherwise provided in this Deed be given in accordance with the provisions of Clause 27 of the Palm Valley Operating Agreement.

17. This Deed shall take effect as of the date first above set forth when one or more counterparts thereof shall have been signed by each of the Parties hereto and such signed counterparts shall have been delivered by each of such Parties to each of the other such Parties. Upon termination of the Palm Valley Operating Agreement each of the Parties to whom a charge is granted hereunder shall promptly execute and deliver a release and discharge of such charge provided that there be in fact no Indebtedness then owing under such charge.

18. This Deed shall be governed by and be construed in accordance with the laws of the Northern Territory of Australia and for the purposes of this Deed the Parties hereby consent and submit to the jurisdiction of the Courts of such Territory.

                                       "C"


                              FORM OF PRIORITY DEED
                                  (Clause 19.4)


THIS DEED is made the _____________ day of ______________ 198___ between


MAGELLAN PETROLEUM (N.T.) PTY. LTD. a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Veritatem Nominees (N.T.) Pty. Ltd., 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Magellan") of the First Part


C.D. RESOURCES PTY. LTD. a Company incorporated in the State of South Australia and having its registered office in the Northern Territory at C/- Coopers & Lybrand, Civic Centre, Harry Chan Avenue, Darwin aforesaid (hereinafter called "CDR") of the Second Part


FARMOUT DRILLERS NL a Company incorporated in the Australian Capital Territory and having its registered office in the Northern Territory at C/- Wilson, Bishop, Bowes & Craig, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "Farmout") of the Third Part


CANSO RESOURCES LIMITED a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., First Floor, 19 The Mall, Darwin aforesaid (hereinafter called "Canso") of the Fourth Part


INTERNATIONAL OIL PROPRIETARY an unlimited Company incorporated in the State of Victoria and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin aforesaid (hereinafter called "International") of the Fifth Part


PANCONTINENTAL PETROLEUM LTD a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at C/- Wardell Nominees Pty. Ltd., 19 The Mall, Darwin (hereinafter called "Pancontinental") of the Sixth Part


INTERNATIONAL ENERGY DEVELOPMENT CORPORATION OF AUSTRALIA PTY LTD a Company incorporated in the State of New South Wales and having its registered office in the Northern Territory at C/- W. & B. Pty. Ltd., First Floor, The Vic, Lot 2310 Smith Street, Darwin (hereinafter called "IEDC") of the Seventh Part

and

AMADEUS OIL NL a Company incorporated in the State of Queensland and having its registered office in the Northern Territory at 5th Floor, City Mutual Building, 62 Cavenagh Street, Darwin (hereinafter called "Amadeus") of the Eighth Part


AND

[Here insert Chargee referred to in Clause 19.4 of Palm Valley Operating Agreement] (hereinafter called "the Special Lender") of the Ninth Part

W H E R E A S:

A. Pursuant to an agreement made the _______________ day of ______________ 1984 between the parties of the first to eighth parts inclusive (hereinafter called "the Palm Valley Operating Agreement"), the parties thereto provided for their respective rights and obligations with respect to Petroleum Lease No. 3 granted under the Petroleum (Prospecting & Mining) Act 1954-1982 of the Northern Territory of Australia.

B. The Palm Valley Operating Agreement contains provisions relating to the form and substance of any charge to be given by a Participant over its Participating Interest and in particular specifies that such a charge will be subject to a Clause 17 Cross Charge and requires that any Chargee (referred to in Clause 19.4 of the Palm Valley Operating Agreement) shall contemporaneously with the creation of any charge over the Participating Interest of a Participant execute and deliver to each of the Participants a Deed substantially in the form of this Deed.

C. Each of the parties of the first to eighth parts hereof have executed a Clause 17 Cross Charge in favour of all of the other parties.

D. [Here insert Chargor referred to in Clause 19.4 of Palm Valley Operating Agreement] (hereinafter referred to as "the Company") proposes to charge in favour of the Special Lender the whole of its Participating Interest.

NOW THIS DEED WITNESSES that the Parties hereby covenant and agree as follows:-

1.       In this Deed the following terms shall have the following meanings:-

1.1 "Clause 17 Cross Charge" means any one or more of the charges to be entered into by the parties to the Palm Valley Operating Agreement in accordance with the provisions of Clause 17.5 thereof.

1.2 "Concession" has the meaning given to it by Clause 1.1(v) of the Palm Valley Operating Agreement.

1.3 "Indebtedness" means any payment which the Company is liable to make under any of the Joint Venture Documents (as defined in the Palm Valley Operating Agreement) and which is not paid on the date on which it is due.

1.4 "Joint Facilities" has the meaning given to it by Clause 1.1(xi) of the Palm Valley Operating Agreement.

1.5 "Operator" has the meaning given to it by Clause 1.1(xiv) of the Palm Valley Operating Agreement.

1.6 "Participant" means the parties hereto of the first to the eighth parts.

1.7 "Participating Interest" shall mean the share or interest of the Participant concerned in the Concession, the Joint Facilities, the products derived from or produced from the Concession and whether or not taken in kind, its rights and obligations under the Sales Contracts (and any of them), and its rights and obligations under any other agreements or instruments relative to or for the implementation of the Palm Valley Operating Agreement.

1.8      "Project Charge" means any Clause 17 Cross Charge given by the Company.

1.9 "Project Chargee" means the Participants (including the Operator) from time to time which have the benefit as Chargee under the Project Charge.

1.10 "Sales Contracts" means any contract for the sale of products from the Concession in which one or more of the Participants (including the Operator) is a seller, and whether or not executed before or after the Palm Valley Operating Agreement or this Deed.

1.11 "Special Charges" means [here insert details of charge referred to in Clause 19.4 of the Palm Valley Operating Agreement] and any charge or encumbrance granted by the Company to Special Lender over the whole or any part of the Participating Interest of the Company as amended from time to time and whether or not such charge or encumbrance also includes any other property of the Company.

1.12 "Special Lender" means [here insert Chargee referred to in Clause 19.4 of the Palm Valley Operating Agreement] which includes its successors and assigns.

1.13 In this Deed, unless the context otherwise requires, the singular shall include the plural and vice versa.

2. The Special Lender hereby acknowledges to each of the Project Chargees that as between the Project Chargees and the Special Lender:-

(a)      the order of priorities in point of security shall be:-

         First:            the security constituted by the Project Charge;  and

         Secondly:         the security constituted by the Special Charges,

         and such priority shall extend at all times and for all purposes to moneys expressed to be secured by such securities, whenever the liability to pay such moneys arose and whether or not at any time such liability was a present liability or a prospective liability (within the meaning of those expressions for the purpose of the Companies Act 1974 of the Northern Territory of Australia).

(b) the Special Charges shall be subject to all the rights and remedies of the Project Chargees under the Palm Valley Operating Agreement and the Project Charge.

NOTWITHSTANDING:

         (i) the respective dates or order of execution or registration of the Project Charge and the Special Charges;

         (ii) anything contained in any of the Project Charge or the Special Charges or the order in which any moneys secured by the said documents or any of them are advanced or become payable; or

         (iii) any other matter or thing whatsoever or any rule of law or equity to the contrary.

3. As soon as it is aware of the same each Project Chargee shall give written notice to the Special Lender of the incurrence of any Indebtedness by the Company.

4. The Special Lender hereby covenants with each of the Project Chargees that so long as the Company shall be a party to the Palm Valley Operating Agreement:-

(a) the Special Charges are subject to all of the rights and remedies of the Parties under the Palm Valley Operating Agreement and the Project Charge;

(b) that a person exercising or enforcing any power of sale under the Special Charge or conferred by law shall not sell a constituent part or parts of the Company's Participating Interest but only the whole or a fractional part of that Participating Interest, and that it shall be a condition of that sale that the purchaser:-

         (i) shall execute and deliver the Deeds of Assumption or Covenant and a Clause 17 Cross Charge as required by Clause 19.2 of the Palm valley Operating Agreement; and

         (ii) shall forthwith after the completion of such assignment duly register or record the Clause 17 Cross Charge in those jurisdictions as may be required by law to perfect the security thereby given;

(c) that neither the Special Lender nor any person claiming through or under the Special Lender shall not seek to partition whether by order of court or otherwise either of both of the Concession or the Joint Facilities;

(d) that neither the Special Lender nor any person claiming through or under the Special Lender shall not without the prior consent of all Parties (other than the Company) waive, release, surrender or forfeit the whole or any fractional or constituent part of the Participating Interest so charged;

(e) that each of the Special Charges shall be subject to and shall rank for all purposes after the Project Charge given by the Company.

5. The Special Lender hereby covenants with the Parties to execute and deliver all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to release and discharge or to substitute by way of additional security (as appropriate) in respect to any fixed charge created by any of the Special Charges over the present and future interest of the Company in any items subject to a first fixed charge referred to in Clause 2(b) of each Clause 17 Cross Charge and to duly register, file or record all such notices or documents relating thereto in such jurisdictions as may be required by law to perfect such release, discharge or substitution as aforesaid.

6. Each of the Project Chargees covenants with the Special Lender that it will not enforce or seek to enforce the Project Charge until twenty-one (21) days after the Special Lender has received the notice referred to in Clause 3 thereof.

7. Each of the Project Chargees acknowledges that the Special Charges in their form as at the date hereof comply with the Palm Valley Operating Agreement.

8. The Special Lender covenants with the Project Chargees that it will not assign or transfer or otherwise deal with any of its rights to the security constituted by the Special Charges unless the assignment, transfer or dealing is made expressly subject to the terms of this Deed and the assignee or transferee binds itself to the satisfaction of each of the other Project Chargees and the Special Lender in substantially the same manner as the assignor or transferor under this Deed is bound.

9. Each of the Project Chargees covenants with each other and with the Special Lender that it will not assign or transfer or otherwise deal with any of its rights to the security constituted by the Project Charge unless the assignment, transfer or dealing is made expressly subject to the terms of this Deed and the assignee or transferee binds itself to the satisfaction of each of the other Project Chargees and the Special Lender in substantially the same manner as the assignor or transferor under this Deed is bound.

10. Each party hereby covenants with each of the other parties as a separate covenant that for the purposes of this Deed it submits itself to the jurisdiction of the courts of the Northern Territory of Australia.